EXHIBIT 10.2





                                   RECEIVABLES
                              PURCHASE AND TRANSFER
                                    AGREEMENT

                          Dated as of October 24, 2002


                                      Among


                          FIVE STAR QUALITY CARE, INC.,
                              as Primary Servicer,


                           THE PROVIDERS NAMED HEREIN


                                       and


                             FSQC FUNDING CO., LLC,
                                  as Purchaser


ALL THE RIGHT, TITLE AND INTEREST OF THE PURCHASER IN AND TO, ALL BENEFITS OF THE PURCHASER UNDER AND ALL MONIES DUE OR TO BECOME DUE TO THE PURCHASER UNDER OR IN CONNECTION WITH, THIS AGREEMENT HAVE BEEN ASSIGNED TO HFG HEALTHCO-4 LLC, AS COLLATERAL SECURITY FOR ANY AND ALL THE OBLIGATIONS OF THE PURCHASER PURSUANT TO A LOAN AND SECURITY AGREEMENT DATED AS OF OCTOBER 24, 2002 AMONG THE PURCHASER, THE LENDERS FROM TIME TO TIME PARTY THERETO AND THE PROGRAM MANAGER.


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                                                 TABLE OF CONTENTS

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ARTICLE I.        TERMS OF THE PURCHASES AND CONTRIBUTIONS
                  SECTION 1.01      Sale, Contribution and Purchase of Receivables................................1
                  SECTION 1.02      Monthly Report................................................................1
                  SECTION 1.03      The Transfers.................................................................2
                  SECTION 1.04      Collection and Payment Procedures.............................................2
                  SECTION 1.05      Allocation of Servicer Responsibilities.......................................3

ARTICLE II.       PAYMENT MECHANICS;MISDIRECTED PAYMENTS; EOB'S
                  SECTION 2.01      Non-Governmental Entities Payment Mechanics...................................4
                  SECTION 2.02      Governmental Entities Payment Mechanics.......................................4
                  SECTION 2.03      Misdirected Payments; EOB's...................................................5
                  SECTION 2.04      Unidentified Payments; Purchaser's Right
                                         of Presumption ..........................................................6
                  SECTION 2.05      No Rights of Withdrawal.......................................................6

ARTICLE III.      REPRESENTATIONS AND WARRANTIES; COVENANTS; EVENTS OF TERMINATION;
                    GROUP-WIDE EVENTS OF TERMINATION
                  SECTION 3.01      Representations and Warranties; Covenants.....................................6
                  SECTION 3.02      Group-Wide Event of Termination; Event
                                         of Termination ..........................................................6

ARTICLE IV.       INDEMNIFICATION; GRANT OF SECURITY INTEREST
                  SECTION 4.01      Denied Receivables............................................................7
                  SECTION 4.02      Indemnities by the Provider...................................................8
                  SECTION 4.03      Right of Set-Off..............................................................9
                  SECTION 4.04      Grant of Security Interest....................................................9

ARTICLE V.        MISCELLANEOUS
                  SECTION 5.01      Amendments, etc..............................................................10
                  SECTION 5.02      Notices, etc.................................................................10
                  SECTION 5.03      Assignability................................................................10
                  SECTION 5.04      Further Assurances...........................................................11
                  SECTION 5.05      Costs, Expenses and Termination Fee..........................................11
                  SECTION 5.06      Confidentiality..............................................................12
                  SECTION 5.07      Term and Termination.........................................................12
                  SECTION 5.08      Sale and Contribution Treatment..............................................12
                  SECTION 5.09      Grant of Security Interest...................................................12
                  SECTION 5.10      No Liability of the Purchaser................................................13
                  SECTION 5.11      Addition and Removal of Providers............................................13
                  SECTION 5.12      Attorney-in-Fact.............................................................15
                  SECTION 5.13      Entire Agreement; Severability...............................................15

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

                  SECTION 5.14      Governing Law................................................................15
                  SECTION 5.15      Waiver of Jury Trial, Jurisdiction
                                               And Venue.........................................................15
                  SECTION 5.16      Execution in Counterparts....................................................16
                  SECTION 5.17      No Proceedings...............................................................16
                  SECTION 5.18      Survival of Termination......................................................16
                  SECTION 5.19      Joint and Several Liability; Providers.......................................16
                  SECTION 5.20      Accounting Information.......................................................16
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EXHIBITS
--------
Exhibit I           Definitions
Exhibit II          Conditions of Purchases
Exhibit III         Representations and Warranties
Exhibit IV          Covenants
Exhibit V           Events of Termination
Exhibit VI          Receivable Information
Exhibit VII-A       Form of Notice to Governmental Entities
Exhibit VII-B       Form of Notice to non-Governmental Entities
Exhibit VIII        Primary Servicer Responsibilities
Exhibit IX          Servicer Termination Events
Exhibit X           Interface Between Master Servicer and the Primary Servicer
Exhibit XI-A        Memorandum of Providers' Counsel
                    with Respect to the Patient Consent Forms
Exhibit XI-B        Form of Opinion of Providers' and Purchaser's Counsel
                    with Respect to Certain Corporate Matters
Exhibit XI-C        Form of Opinion of Providers' and Purchaser's Counsel
                    with Respect to Certain Bankruptcy Matters
Exhibit XII         Form of Depositary Agreement
Exhibit XIII        Form of Parent Guaranty
Exhibit XIV         Form of Pledge Agreement
Exhibit XV          Form of Subscription Agreement
Exhibit XVI         Form of Control Agreement
Exhibit XVII        Form of Government Depositary Agreement

SCHEDULES
---------
Schedule I          Providers
Schedule II         Addresses for Notices
Schedule III        Credit and Collection Policy
Schedule IV         Disclosures
Schedule V          Lockbox Information
Schedule VI         Tradenames
Schedule VII        Net Value Factors
Schedule VIII       Providers with Facilities in Certain States

                   RECEIVABLES PURCHASE AND TRANSFER AGREEMENT

                          Dated as of October 24, 2002

         FIVE STAR QUALITY CARE, INC., a corporation organized under the laws of the State of Maryland (together with its successors and assigns, "Five Star"), each of the entities named on Schedule I hereto, as such Schedule I may be amended from time to time pursuant to Section 5.11 hereof (each, together with each one's successors and assigns, a "Provider" and, collectively, the "Providers") and FSQC Funding Co., LLC, a limited liability company organized under the laws of the State of Delaware (together with its successors and assigns, the "Purchaser"), agree as follows:

         PRELIMINARY STATEMENTS. Certain terms that are capitalized and used throughout this Agreement are defined in Exhibit I to this Agreement. References herein and in the Exhibits and Schedules hereto to the "Agreement" refer to this Agreement, as amended, restated, modified or supplemented from time to time in accordance with its terms (the "Agreement").

         The Providers wish to sell or contribute to the Purchaser on a continuing basis all of its healthcare receivables. The Purchaser is prepared to purchase or to accept the contribution of such healthcare receivables on the terms and subject to the conditions set forth herein. Accordingly, the parties agree as follows:


                                   ARTICLE I.

                    TERMS OF THE PURCHASES AND CONTRIBUTIONS

         SECTION 1.01 Sale, Contribution and Purchase of Receivables. On each Transfer Date until the Facility Termination Date and on the terms and conditions set forth herein, each Provider agrees to sell or contribute, without recourse except to the extent expressly provided herein, all of such Provider's Receivables to the Purchaser, and the Purchaser agrees to purchase or accept such contribution of, all of each Provider's Receivables.

         SECTION 1.02 Monthly Report. On or prior to the 15th day of each Month, the Primary Servicer, on behalf of each Provider, shall provide the Master
Servicer by Transmission a report (the "Monthly Report") containing the information listed on Exhibit VI hereto (as such Exhibit may be modified by the Purchaser from time to time, the "Receivable Information") with respect to the new Receivables sold or contributed to the Purchaser during the immediately prior Month. Based on the Monthly Report, the Providers and Purchaser shall finalize and record on their respective books and records (to the extent not previously recorded) the determination of those Receivables that were purchased and those that were contributed. All Receivable Information that has been received by the Master Servicer shall be reviewed by the Master Servicer and the Program Manager.

         SECTION 1.03 The Transfers. On each Transfer Date (i) subject to satisfaction of the applicable conditions set forth in Exhibit II hereto, the Providers shall sell to the Purchaser all Eligible Receivables, that the Providers have submitted, if any, to the Purchaser for purchase hereunder and to be included in the Purchased Batch, (ii) the Providers will contribute to the capital of the Purchaser all other Eligible Receivables in the Transferred Batch, and (iii) the Providers will contribute to the capital of the Purchaser all other Receivables that do not constitute Eligible Receivables. The Purchaser shall (x) pay to the Primary Servicer for the benefit of the Providers, at the Primary Servicer Account, an amount equal to the Purchase Price of the Purchased Batch, and (y) record on the books and records of the Purchaser the capital contribution with respect to those Receivables contributed to the capital of the Purchaser in such Transferred Batch, in each case, promptly and in no event later than seven Business Days after the applicable Transfer Date for such Batch. The Primary Servicer shall remit the proceeds of the Purchase Price of the Purchased Batch to each Provider in accordance with their respective interests.

         (a) Effective on each Transfer Date, in consideration of the payment of the Purchase Price, or the increase in the capital accounts of the applicable Provider in the Purchaser, and for other good and valuable consideration, each Provider hereby sells, contributes, assigns and conveys to the Purchaser and the Purchaser hereby purchases and accepts, as absolute owner, all right, title and interest in and to the Batch Receivables purchased or contributed on such Transfer Date.

         SECTION 1.04 Collection and Payment Procedures. Collections on Batches. The Purchaser shall be entitled with respect to each Batch, (i) to receive all Collections on such Batch and (ii) to have and to exercise any and all rights
(x) to collect, record, track and, during the continuance of an Event of Termination or a Servicer Termination Event, take all actions to obtain Collections with respect to each Batch Receivable payable by Persons other than Governmental Entities and (y) to the extent permitted by law and in a manner consistent with all applicable laws and regulations, to record, track and, during the continuance of an Event of Termination or a Servicer Termination Event, take all actions to obtain Collections with respect to each Receivable included in a Batch payable by Governmental Entities.

         (a) Collections Not Part of a Batch. On each Settlement Date, and provided that (i) each Provider shall have paid all amounts then due and owing to the Purchaser under this Agreement, (ii) each Provider, or the Primary Servicer on behalf of such Provider, shall have successfully sent by Transmission to the Master Servicer all information required with respect to the Batch Receivables for the immediately preceding Settlement Period, and (iii) no Event of Termination shall have occurred and be continuing, the Purchaser shall pay or turn over, as the case may be, to the Primary Servicer for the benefit of the applicable Providers any and all cash collections or other cash or non-cash proceeds received by the Purchaser during the immediately preceding Settlement Period with respect to Accounts that are not part of any Batch. The Primary Servicer shall remit such cash and proceeds to each Provider in accordance with their respective interests.

         (b) Distributions. On each Business Day and with respect to each Batch, Total Collections shall be distributed to the Purchaser.

         SECTION 1.05 Allocation of Servicer Responsibilities. Tracking of purchases, Collections and other transactions pertaining to each Batch shall be administered by the Master Servicer in a manner consistent with the terms of this Agreement. The responsibilities of the Providers, the Primary Servicer and the Master Servicer are set forth in Exhibit X attached hereto. Each Provider shall cooperate fully with the Primary Servicer and the Master Servicer in establishing and maintaining the Transmission of the Receivable Information, including, without limitation, the matters described in Exhibit X, and shall provide promptly to the Master Servicer such other information necessary or desirable for the administration of Collections on the Batch Receivables as may be requested from time to time.

         (a) The Purchaser hereby appoints Five Star as its agent for the administration and servicing obligations set forth in Exhibit VIII hereto with respect to the Receivables sold or transferred by the Providers to the Purchaser hereunder (the "Primary Servicer Responsibilities"), and Five Star hereby accepts such appointment and agrees to perform the Primary Servicer Responsibilities on behalf of the Providers; provided, however, that such appointment shall not release any Provider from any of its duties, responsibilities, liabilities and obligations resulting or arising hereunder. Each of Five Star, the Providers and the Purchaser hereby acknowledge that Five Star's appointment as Primary Servicer is expressly limited by and subject to the Program Manager's right as specified by the Loan Agreement to replace the Purchaser or its agent as the Primary Servicer (which replacement may be effectuated through the outplacement to a Person of all back office duties, including billing, collection and processing responsibilities, and access to all personnel, hardware and software utilized in connection with such responsibilities). The Purchaser may, with the consent of the Program Manager, at any time following the occurrence of a Servicer Termination Event (and shall, without requirement of notice to any party, upon a Servicer Termination Event resulting from the events described in clauses (g) or (j) of Exhibit V hereto) or a Group-Wide Event of Termination, appoint another Person (which may be the Master Servicer) to succeed Five Star as agent for performance of the Primary Servicer Responsibilities (which appointment may be effectuated through the outplacement to a Person of all back office duties, including billing, collection and processing responsibilities, and access to all personnel, hardware and software utilized in connection with such responsibilities).

         (b) As compensation for the performance of the Primary Servicer Responsibilities, the Providers shall pay Five Star (or the successor Primary Servicer who performs such Primary Servicer Responsibilities) the Primary Servicing Fee.


                                   ARTICLE II.

                               PAYMENT MECHANICS;
                           MISDIRECTED PAYMENTS; EOB'S

         SECTION 2.01 Non-Governmental Entities Payment Mechanics. On or prior to the Initial Transfer Date, each of the Primary Servicer, the Providers, the Purchaser, the Program Manager, the Collateral Agent and the Lockbox Bank shall have entered into the Depositary

Agreement and shall have caused the Lockbox Bank to establish the Primary Purchaser Account. In addition, on or prior to the Initial Transfer Date, the Primary Servicer, the Providers, the Purchaser, the Program Manager, the
Collateral Agent, and the Local Banks shall have entered into the Control Agreements with respect to each of the Local Purchaser Accounts and shall have caused the Local Banks to establish each Local Purchaser Account.

         (a) Each Provider shall prepare, execute and deliver to each non-Governmental Entity who is or is expected to be an Obligor, with copies to the Purchaser, on or prior to the Initial Transfer Date, a Notice to non-Governmental Entities addressed to each such non-Governmental Entity, which Notice to non-Governmental Entities shall state that all present and future Receivables owing to such Provider have been and will be transferred to the Purchaser and that all checks and EOB's from such non-Governmental Entity on account of Receivables shall be sent to the applicable Provider for immediate deposit in the applicable Purchaser Account and all wire transfers from such non-Governmental Entity on account of Receivables shall be wired directly into the applicable Purchaser Account.

         (b) Each Provider covenants and agrees that, on and after the Initial Transfer Date, all invoices (and, if provided by such Provider, return envelopes) to be sent to non-Governmental Entities shall set forth only the address of the applicable Provider as a return address for payment of Receivables and delivery of EOB's, and only the applicable Purchaser Account with respect to wire transfers for payment of Receivables. Each Provider hereby further covenants and agrees to cause each check received by such Provider to be deposited in the applicable Purchaser Account no later than one Business Day following receipt. Each Provider hereby further covenants and agrees to instruct and notify each of the members of its accounting and collections staff to provide identical information in communications with non-Governmental Entities with respect to payment of Receivables, wire transfers and EOB's.

         SECTION 2.02 Governmental Entities Payment Mechanics. On or prior to the Initial Transfer Date, each of the Primary Servicer, the Providers, the Purchaser, the Program Manager, the Collateral Agent and the Lockbox Bank shall have entered into the Depositary Agreement, and the Providers shall have caused the Lockbox Bank to establish the Primary Provider Account and the Government Lockboxes and Government Lockbox Accounts for those Providers indicated on
Schedule VIII. In addition, on or prior to the Initial Transfer Date, each of the Providers listed on Schedule VIII hereto that have or will have established a Government Lockbox and Government Lockbox Account at a bank other than the Lockbox Bank shall have entered into a Government Depositary Agreement with the bank listed next to such Provider's name on Schedule VIII, the Primary Servicer, the Purchaser, the Program Manager and the Collateral Agent, and shall have caused such bank to establish a Government Lockbox and a Government Lockbox Account. Each Provider shall prepare, execute and deliver to each Governmental Entity or its fiscal intermediary who is or is expected to be an Obligor, with copies to the Purchaser, on or prior to the Initial Transfer Date, Notices to Governmental Entities, which Notices to Governmental Entities shall provide that all checks and EOB's from Governmental Entities on account of Receivables shall be sent to the applicable Government Lockbox and all wire transfers on account of Receivables shall be wired directly into the applicable Provider Account.

         (a) Each Provider covenants and agrees that, on and after the Initial Transfer Date, all invoices to be sent to Governmental Entities (and, if provided by such Provider, return envelopes) shall set forth only the address of the applicable Government Lockbox as a return address for payment of Receivables and delivery of EOB's, and only the applicable Provider Account with respect to wire transfers for payment of Receivables. Each Provider further covenants and agrees to instruct and notify each of the members of its accounting and collections staff to provide identical information in communications with Governmental Entities with respect to payment of Receivables, wire transfers and EOB's.

         (b) The Providers shall maintain the Government Lockbox, the Government Lockbox Account and the Provider Account solely and exclusively for the receipt of payments on account of Receivables from Governmental Entities. The Providers and the Primary Servicer shall take all actions necessary to ensure that no payments from any Person other than a Governmental Entity shall be deposited in any Government Lockbox or any Provider Account.

         SECTION 2.03 Misdirected Payments; EOB's. In the event that any Provider receives an EOB or a Misdirected Payment in the form of a check, such Provider shall immediately send or deposit such Misdirected Payment, in the form received by such Provider, by hand or overnight delivery service to the Local Purchaser Account or Government Lockbox, as the case may be, together with the EOB and the envelope in which such payment was received. In the event that any Provider receives a Misdirected Payment in the form of cash or wire transfer, such Provider shall immediately wire transfer the amount of such Misdirected Payment directly to the Primary Purchaser Account. All Misdirected Payments and EOB's shall be sent promptly upon receipt thereof, and in no event later than the close of business, on the first Business Day after receipt thereof.

         (a) If a Misdirected Payment in the form of a check is received by the Purchaser more than six days after the postmark date on the envelope enclosing a check from the Obligor (or, if no such envelope is sent to the Government Lockbox by a Provider, more than six days after the date of such check or wire transfer with respect thereto), then the Providers shall pay interest on such Misdirected Payment to the Purchaser from such sixth subsequent day to and including the date such check is received in the Primary Purchaser Account, at a rate equal to the interest rate then in effect under the Loan Agreement.

         (b) Each Provider hereby agrees and consents to the Purchaser taking such actions as are reasonably necessary to ensure that future payments from the Obligor of a Misdirected Payment shall be made in accordance with the Notice previously delivered to such Obligor, or, if no Notice was provided, in accordance with the provisions of Sections 2.01 and 2.02, including, without limitation, to the maximum extent permitted by law, (i) the Purchaser, its assigns or designees, or the Program Manager executing on such Provider's behalf and delivering to such Obligor a new Notice, and (ii) the Purchaser, its assigns or designees, or the Program Manager contacting such Obligor by telephone to confirm the instructions previously set forth in the Notice to such Obligor. Upon the Purchaser's request, such Provider shall promptly (and in any event, within two Business Days from such request) take such similar actions as the Purchaser may request.

         SECTION 2.04 Unidentified Payments; Purchaser's Right of Presumption. Each Provider and the Purchaser agree and consent that the Program Manager or its designees or assigns, may apply any payment it receives from an Obligor or any other payor against a Transferred Batch if the Program Manager is unable in good faith to determine from the information in the EOB whether such payment relates to a Transferred Batch.

         SECTION 2.05 No Rights of Withdrawal. None of the Providers, the Primary Servicer or the Purchaser shall have any rights of direction or withdrawal with respect to amounts held in the Purchaser Account, except on each day that there are any funds in a Local Purchaser Account, the applicable Provider shall cause all such funds to be transferred to the Primary Purchaser Account.


                                  ARTICLE III.

                   REPRESENTATIONS AND WARRANTIES; COVENANTS;
             EVENTS OF TERMINATION; GROUP-WIDE EVENTS OF TERMINATION

         SECTION 3.01 Representations and Warranties; Covenants. Each Provider makes, on the Initial Transfer Date and on each subsequent Transfer Date, the representations and warranties on and as of such dates, and hereby agrees to perform and observe the covenants, set forth in Exhibits III and IV, respectively, hereto.

         SECTION 3.02 Group-Wide Event of Termination; Event of Termination. If a Group-Wide Event of Termination shall occur and be continuing, the Purchaser may, by notice to the Providers or by notice to the Primary Servicer (which notice shall be deemed to have been given to the Providers), take either or both of the following actions: (x) declare the Facility Termination Date to have occurred (except with respect to a Group-Wide Event of Termination arising as a result of clause (g) of Exhibit V, in which case the Facility Termination Date shall be deemed to have occurred automatically and without notice), and (y) without limiting any rights hereunder, terminate the appointment of Five Star as Primary Servicer and replace Five Star as Primary Servicer in the manner set forth in Section 1.05(b). Upon any such declaration or designation, the Purchaser shall have, in addition to the rights and remedies which it may have under this Agreement, all other rights and remedies provided after default under the UCC and under other applicable law, which rights and remedies shall be cumulative.

         (a) If an Event of Termination shall occur and be continuing with respect to a Provider, following the receipt by the Purchaser of (x) all Collections with respect to Eligible Receivables (that have not become Denied Receivables) and (y) all Return Prices and Indemnified Amounts with respect to Denied Receivables, in each case, attributable to such Provider, the Primary Servicer may request that such Provider be removed as a Provider for the purposes of the Provider Documents, provided that the conditions set forth in
Section 5.11(b) shall have been satisfied.

                                   ARTICLE IV.

                                INDEMNIFICATION;
                           GRANT OF SECURITY INTEREST

         SECTION 4.01 Denied Receivables. If a breach of any of the representations or warranties contained herein relating to a Batch Receivable shall be discovered at any time (each, a "Denied Receivable"), the Primary Servicer or the applicable Provider shall on the next Settlement Date, purchase such Denied Receivable from the Purchaser at the Return Price.

         (a) For ease of administration, the Purchaser shall be entitled to presume that the failure of any Batch Receivable (or portion thereof) to be paid in full on or after the 180th day following the Last Service Date thereof is the result of a breach of a representation or warranty contained herein with respect to such Batch Receivable, unless the Purchaser shall have actual knowledge to the contrary (such as, by way of example, actual knowledge of the financial inability of an Obligor to pay its obligations represented by a Receivable). Each Provider hereby represents and warrants to the Purchaser that it would generally become aware, in the ordinary course of its business, if an Obligor did not have the financial ability to pay its obligations represented by a Receivable. Each Provider agrees that it shall provide notice to the Purchaser and the Program Manager, as soon as such Provider becomes aware of any Obligor's financial inability to pay obligations represented by a Receivable. In the event the Purchaser receives the Return Price for any such Batch Receivable and it is thereafter determined that the failure of such Batch Receivable to be paid in full was not the result of a breach of representation or warranty contained herein, the parties hereto shall make an appropriate adjustment to the appropriate Provider's capital account or increase the Purchase Price of any Purchased Batch to be purchased on or after such date.

         (b) Upon receipt by (or on behalf of) the Purchaser of the Return Price with respect to any Denied Receivable, the Purchaser shall be deemed to have reassigned and resold to the applicable Provider such Denied Receivable without any representation, warranty or recourse whatsoever, and, thereafter, neither the Purchaser nor any member of the Lender Group shall have any further servicing or other obligation to such Provider with respect to such Denied Receivable. At the request of a Provider (and at such Provider's sole cost and expense), the Purchaser shall promptly deliver to such Provider such documents, assignments, releases, notices and instruments of termination as such Provider may reasonably request to evidence the reconveyance by the Purchaser of a Denied Receivable pursuant to the terms of this Section 4.01(c).

         SECTION 4.02 Indemnities by the Provider. Without limiting any other rights that the Purchaser, the Program Manager, the Master Servicer or any of their respective Affiliates (together with their respective officers, directors, agents, representatives, shareholders, counsel, employees and lenders, each, an "Indemnified Party") may have hereunder or under applicable law, the Providers hereby agree to indemnify each Indemnified Party from and against any and all claims, losses and liabilities (including, without limitation, reasonable attorneys' fees) (all of the foregoing being collectively referred to as "Indemnified Amounts") arising out of or resulting from any of the following:

                  (a) the sale or contribution of any Receivable which purports to be part of a Transferred Batch but which is not, at the date of such sale or contribution, an Eligible Receivable;

                  (b) any representation or warranty made or deemed made by any Provider (or any of its officers) under or in connection with this Agreement (and not relating to the Eligibility Criteria) which shall have been incorrect in any material respect when made;

                  (c) the failure by any Provider or any Batch Receivable to comply with any applicable law, rule or regulation;

                  (d) the failure to vest in the Purchaser a perfected ownership interest in each Receivable included in a Transferred Batch and the proceeds and Collections in respect thereof, free and clear of any Liens (other than Liens expressly permitted hereunder);

                  (e) any dispute,  claim, set-off or defense to the payment, in whole or in part, of any Receivable (including, without limitation, a defense based on such Receivable not being a legal, valid and binding obligation) or any other claim resulting from the services or merchandise related to such Receivable or the furnishing or failure to furnish such services or merchandise or relating to collection activities with respect to such Receivable (if such collection activities were performed by a Provider or any of its Affiliates acting as Primary Servicer); provided, however, this clause (e) shall not be deemed to include any dispute, claim, set-off or defense to the payment of any Receivable arising out of the financial inability of an Obligor to pay its obligations represented by such Receivable including, without limitation, a discharge in bankruptcy;

                  (f) a failure of any Provider,  including, without limitation, the Primary Servicer's actions on behalf of the Providers under Section 1.05(b) of this Agreement with respect to Primary Servicer Responsibilities, to perform its duties or obligations in accordance with the provisions hereof or to perform its duties or obligations hereunder; or

                  (g) the commingling by any Provider of Collections at any time with other funds of such or any other Provider;

provided, however, that in all events there shall be excluded from the foregoing indemnification any claims, losses or liabilities resulting solely from the gross negligence or willful misconduct of an Indemnified Party or which constitute credit recourse for an uncollectible Batch Receivable.

                  Such Indemnified Party shall notify the Primary Servicer, on behalf of the Providers, of such claim, provided that the failure to so notify shall not affect or invalidate the indemnity granted pursuant to this Section 4.02.

         SECTION 4.03 Right of Set-Off. Unless a Provider notifies the Purchaser in writing that it desires to pay on the date when due the Return Price under
Section 4.01 or any Indemnified Amounts under Section 4.02 and such Provider makes such payment to the Purchaser in immediately available funds on such date, such Provider hereby irrevocably instructs the Purchaser to set-off the full amount of the Return Price or the Indemnified Amounts, as the case may be, against the Purchase Price of any Purchased Batch to be purchased on or after such date. No further notification, act or consent of any nature whatsoever is required prior to the right of the Purchaser to exercise such right of set-off; provided, however, the Purchaser or the Program Manager shall notify the Primary Servicer on behalf of such Provider that a set-off pursuant to this Section 4.03 occurred, the amount of such set-off and a description of the Denied Receivable or Indemnified Amounts, as the case may be; provided, further that the failure to so notify shall not affect or invalidate the indemnity granted pursuant to Section 4.02. The Purchaser shall exercise its right to set-off hereunder to the extent funds are available prior to making a demand for indemnification under Section 4.02.

         SECTION 4.04 Grant of Security Interest. As collateral security for the Providers' existing and future (i) obligations to purchase Denied Receivables under Section 4.01 hereof, (ii) indemnification obligations to the Purchaser under Section 4.02 hereof, and (iii) obligations to pay costs, expenses and fees under Section 5.05 hereof, each Provider hereby grants to the Purchaser a first priority lien on and security interest in, and right of set-off against, (1) all of the Accounts now or hereafter owned or held by such Provider, (2) all of the Additional Collateral, (3) any and all amounts held in any accounts maintained at any bank, and (5) all proceeds of the foregoing (all of the foregoing, the "Collateral").

         (a) In connection with the grant under (a) above, this Agreement shall be deemed to be a security agreement as understood under the UCC. Each Provider agrees to execute, and hereby authorizes the Purchaser to file, one or more financing statements or continuation statements or amendments thereto or assignments thereof in respect of the lien created pursuant to this Section 4.04 which may at any time be required or, in the opinion of the Purchaser, be desirable, and to do so without the signature of such Provider where permitted by law.

                                   ARTICLE V.

                                  MISCELLANEOUS

         SECTION 5.01 Amendments, etc. No amendment or waiver of any provision of this Agreement or consent to any departure therefrom by a party hereto shall be effective unless in writing signed by the Primary Servicer, each Provider, the Purchaser, and consented to in writing by the Collateral Agent as assignee of all of the Purchaser's rights and remedies hereunder, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of the Purchaser, the Primary Servicer or a Provider to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

         SECTION 5.02 Notices, etc. All notices and other communications hereunder shall, unless otherwise stated herein, be in writing (which may include facsimile communication)
and shall be faxed or delivered to, (i) each party hereto, at its address set forth under its name on the signature pages hereof or at such other address as shall be designated by such party in a Written Notice to the other parties hereto (each Provider hereby acknowledges and agrees that notices and communications to or for its benefit may be delivered to Five Star and such delivery to Five Star shall be deemed to be received by such Provider),(ii) the Program Manager and the Master Servicer at the addresses set forth on Schedule II attached hereto (as such Schedule may be amended from time to time) and (iii) if the Primary Servicer is a person other than Five Star, at the address provided by such Primary Servicer. Notices and communications by facsimile shall be effective when sent (and shall be followed by hard copy sent by regular mail) and notices and communications sent by other means shall be effective when received.

         SECTION 5.03 Assignability. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective permitted successors and assigns.

         (a) Subject to Section 5.03(b) of the Loan Agreement, this Agreement and the Purchaser's rights and obligations herein (including, without limitation, ownership of the Batch Receivables in each Transferred Batch, the Purchaser Account and rights in relation to the Government Lockbox and the Provider Account) shall be assignable by the Purchaser and its successors and assigns. Each Provider hereby acknowledges that the Purchaser is granting to the Collateral Agent, for the benefit of the Collateral Agent, the Program Manager and the Lenders, which may further grant to their respective lenders or to any Federal Reserve Bank, a security interest in, and collateral assignment of, this Agreement and all of the Purchaser's rights, title and interests hereunder (including, without limitation, the Batch Receivables, the Providers' obligations hereunder, the Purchaser Account, and rights in relation to the Government Lockbox and the Provider Account).

         (b) No Provider may assign its rights or obligations hereunder or any interest herein without the prior written consent of the Purchaser, the Program Manager and the Collateral Agent.

         SECTION 5.04 Further Assurances. Each Provider shall, at its cost and expense, upon the request of the Purchaser, duly execute and deliver, or cause to be duly executed and delivered, to the Purchaser such further instruments and do and cause to be done such further acts as may be necessary or proper in the reasonable opinion of the Purchaser to carry out more effectively the provisions and purposes of this Agreement.

         SECTION 5.05 Costs, Expenses and Termination Fee. In addition to the rights of indemnification granted under Section 4.02 hereof, the Providers agree to pay on demand all reasonable costs and expenses in connection with the preparation, execution and delivery of this Agreement and any waiver, modification, supplement or amendment hereto, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Purchaser and the members of the Lender Group, and all costs and expenses, if any (including reasonable counsel fees and expenses), of the Purchaser, its Affiliates and the members of the Lender Group in connection with the enforcement, collection, protection, maintenance, preservation and foreclosure on its interests with respect to this Agreement, any related documents, any Collateral, the Receivables, any Lien, or under any instrument or document delivered pursuant to this Agreement, and the Purchaser may take judgment for all such amounts. The attorneys' fees arising from such services, including those of any appellate proceedings, and all reasonable out-of-pocket expenses, charges, costs and other fees incurred by such counsel in any way or in any respect to or arising out of or in connection with or relating to any of the events or actions described in this Section 5.05 shall be payable by the Providers to the Purchaser on demand (with interest accruing from the tenth Business Day following the date of such demand).

         (a) The Providers further agree to pay on the Initial Transfer Date (and with respect to costs and expenses incurred following the Initial Transfer Date, within seven days of demand therefor) (i) all reasonable costs and expenses incurred by the Purchaser or its agent in connection with periodic audits of the Receivables, (ii) all reasonable costs and expenses incurred by the Master Servicer or the Program Manager to accommodate any significant coding or data system changes made by a Provider that would affect the transmission or interpretation of data received through the interface, and (iii) all reasonable costs and expenses incurred by the Purchaser for additional time and material expenses of the Master Servicer resulting from a lack of cooperation or responsiveness of any Provider or the Primary Servicer to agreed-upon protocol and schedules with the Master Servicer; provided, that such Provider or the Primary Servicer has been informed of the alleged lack of cooperation or responsiveness and has been provided an opportunity to correct such problems.

         (b) In the event that a Facility Termination Date is declared (or is deemed to have occurred) pursuant to a Group-Wide Event of Termination, the Providers shall pay to the Purchaser an early termination fee in an amount equal to the termination fee payable by the Purchaser pursuant to Section 5.07(d) of the Loan Agreement.

         SECTION 5.06 Confidentiality. All parties hereto agree to comply with all applicable state or federal statutes or regulations relating to patient medical record confidentiality.

         (a) Each of the Providers, the Primary Servicer and the Purchaser hereby grants the Program Manager the right to place one or more advertisements in newspapers and journals, on its website and in other its materials (all, at its own expense) that recites the transaction, the amount of the transaction and utilizes the corporate logo of Five Star.

         SECTION 5.07 Term and Termination. This Agreement shall continue in full force and effect from the date hereof until the Final Payment Date; provided, however, that, with respect to any Transferred Batches transferred prior to the Final Payment Date and not purchased pursuant to Section 4.01, the occurrence of the Final Payment Date shall not terminate any security interest of the Purchaser hereunder, nor shall it relieve or discharge any Provider, the Primary Servicer or the Purchaser of or from their respective duties, obligations or covenants hereunder and all the terms, provisions and conditions of this Agreement shall remain in effect for such purpose until such obligations have been satisfied and performed in full. Upon the satisfaction in full of all the obligations, the Purchaser shall deliver all assignments, certificates, releases, notices and other documents at the Providers' expense, as the Providers may reasonably request to effect such termination.

         SECTION 5.08 Sale and Contribution Treatment. The Providers and the Purchaser have structured the transactions contemplated by this Agreement with respect to each Transferred Batch as a sale or contribution and intend that such transactions constitute a sale or contribution. Five Star will prepare year-end financial statements on an annual basis for it and its consolidated subsidiaries (including the Purchaser) in accordance with GAAP. Such consolidated financial statements will contain footnotes or other information to the effect that: (i) the Purchaser's business consists of both purchased and contributed Receivables from the Providers; and (ii) the Purchaser is a separate Delaware limited liability company with its own separate creditors which, upon liquidation of the Purchaser will be entitled to be satisfied solely out of the Purchaser's assets. The Purchaser will prepare separate financial statements, which statements will treat all transfers of purchased and contributed Receivables pursuant to this Agreement respectively as sales and contributions to the Purchaser's capital, and not as secured loans, and Five Star will classify all purchased and contributed Receivables transferred under this Agreement as assets owned exclusively by the Purchaser for all purposes. Each Provider will advise all persons inquiring about the ownership of the Receivables that all Receivables have been sold or contributed to the Purchaser. Each Provider will pay all taxes (excluding income or franchise taxes of the Purchaser), if any, relating to the transactions contemplated under this Agreement, including, without limitation, the sale, transfer and contribution of each Batch to the Purchaser.

         SECTION 5.09 Grant of Security Interest. In the event that, contrary to the mutual intent of the Providers and the Purchaser, any purchase or contribution of a Batch is not characterized as a sale or contribution, each Provider shall, effective as of the date hereof, be deemed to have granted (and such Provider hereby does grant) (in addition to and not in substitution of the grant under Section 4.04 hereof) to the Purchaser a first priority security interest in and to any and all present and future Receivables and the proceeds thereof to secure the repayment of all amounts paid to such Provider hereunder with accrued interest thereon, and this Agreement shall be deemed to be a security agreement. With respect to such grant of a security interest, the Purchaser may at its option exercise from time to time any and all rights and remedies available to it under the UCC or otherwise. Each Provider agrees that five Business Days shall be reasonable prior notice to such Provider or to the Primary Servicer on behalf of such Provider of the date of any public or private sale or other disposition of all or any of the Batch Receivables.

         SECTION 5.10 No Liability of the Purchaser. Neither this Agreement nor any document executed in connection herewith shall constitute an assumption by the Purchaser of any obligation to an Obligor or a patient/customer of a Provider.

         SECTION 5.11 Addition and Removal of Providers. Subject to satisfaction of the conditions set forth below and any other conditions required by the Purchaser or the Program Manager, upon 30-days' prior written request from time to time of the Primary Servicer, the Purchaser hereby agrees to the adding of other Persons designated by the Primary Servicer as additional Providers hereunder (each such event, an "Addition"):

                  (i) the Required Lenders shall have agreed in writing to such Addition;

                  (ii) no Group-Wide Event of Termination is existing and the proposed Addition shall not cause, or shall not reasonably be expected to cause, a Group-Wide Event of Termination;

                  (iii)  as  of  the  effective  date  of  such  Addition,   the
         conditions precedent applicable to such Person as set forth in Exhibit II hereto shall have been fulfilled;

                  (iv)  as  of  the  effective  date  of  such   Addition,   the
         representations   and  warranties  set  forth  in  Exhibit  III  hereto
         applicable to such Person shall be true and correct;

                  (v) the Purchaser shall have received a certificate from the Master Servicer stating that all computer linkups and interfaces necessary or desirable, in the judgment of the Master Servicer, to effectuate the transactions and information transfers under this Agreement with respect to the Addition, are fully operational to the reasonable satisfaction of the Master Servicer and the Master Servicer shall have received an interface fee for each additional computer interface;

                  (vi) such Person shall execute such agreements, instruments and documents as the Purchaser (or its assignees) may reasonably request, in form and substance satisfactory to the Purchaser to effectuate the Addition, including without limitation (x) the appropriate subscription agreement in the form of Exhibit XV attached (the "Subscription Agreement") to this Agreement whereby such Person agrees to be bound by the terms of this Agreement, (y) financing statements covering the Receivables that such Person may sell or contribute to the Purchaser and (z) financing statements covering the Collateral in which such Person will grant a security interest pursuant to Section 4.04(a);

                  (vii) the Purchaser and its assigns shall have been provided with such information (whether financial or otherwise), documents or opinions as they may reasonably request; and

                  (viii) such Person shall become a member of the Purchaser.

         Upon the effectiveness of any Addition, Schedule I hereto shall be deemed amended to add the name of the applicable Person.

         (a) Subject to satisfaction of the conditions set forth below and any other conditions required by the Purchaser or the Program Manager, upon 30-days' prior written request of the Primary Servicer made pursuant to Section 3.02(b) or otherwise, the Purchaser hereby agrees to the removal of any Provider designated by the Primary Servicer (each such event, a "Removal").

                  (i) if such Provider individually or in the aggregate with all other Providers removed pursuant to this Section 5.11(b) constitutes a Group Wide Provider, the Required Lenders shall have agreed in writing to such Removal;

                  (ii) no Group-Wide Event of Termination is existing and the proposed Removal shall not cause, or shall not reasonably be expected to cause, a Group-Wide Event of Termination;

                  (iii) such Person shall execute such agreements, instruments and documents as the Purchaser may reasonably request, in form and substance satisfactory to the Purchaser to effectuate the Removal, including without limitation an amendment to this Agreement effectuating such Removal;

                  (iv) the Purchaser  shall have received all  Collections  with respect to Eligible Receivables (that have not become Denied Receivables) and (y) all Return Prices and Indemnified Amounts with respect to Denied Receivables, in each case, attributable to such Person; and

                  (v) such Person shall have withdrawn as a member of the Purchaser; provided, however, that such Person's capital account as a member shall not be paid out until the earlier of (x) the date of termination of this Agreement as set forth in Section 5.07 and (y) the Final Payment Date with respect to the Receivables of such Provider.

         Upon the effectiveness of any Removal, Schedule I hereto shall be deemed amended to delete the name of the applicable Person.

         (b) Notwithstanding any Removal of a Person as a Provider made in accordance with the provisions of Section 5.11(b), the provisions of Article IV (and the representations and warranties with respect thereto) and Sections 5.06, 5.08, 5.10 and 5.17 shall, with respect to such Person, survive such Removal.

         SECTION 5.12 Attorney-in-Fact. Each Provider hereby irrevocably designates and appoints the Purchaser, the Primary Servicer, the Master Servicer, the Collateral Agent and the Program Manager, to the extent permitted by applicable law and regulation, as such Provider's attorneys-in-fact, which irrevocable power of attorney is coupled with an interest, with authority to (i) endorse or sign such Provider's name to financing statements, remittances, invoices, assignments, checks (other than payments from Governmental Entities), drafts or other instruments or documents in respect of the Batch Receivables,
(ii) notify non-Governmental Entities to make payments on the Batch Receivables directly to the Purchaser, and (iii) bring suit in such Provider's name and settle or compromise such Batch Receivables as the Purchaser, the Primary
Servicer, the Collateral Agent or the Master Servicer may, in its discretion, deem appropriate.

         SECTION 5.13 Entire Agreement; Severability. This Agreement, including all exhibits and schedules hereto, and the documents referred to herein, embody the entire agreement and understanding of the parties concerning the subject matter contained herein. This Agreement supersedes any and all prior agreements and understandings between the parties, whether written or oral.

         (a) If any provision of this Agreement shall be declared invalid or unenforceable, the parties hereto agree that the remaining provisions of this Agreement shall continue in full force and effect.

         SECTION 5.14 GOVERNING LAW. THIS AGREEMENT  SHALL,  IN ACCORDANCE  WITH
SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY CONFLICTS OF LAWS PRINCIPLES THEREOF THAT WOULD CALL FOR THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION.

         SECTION 5.15 WAIVER OF JURY TRIAL, JURISDICTION AND VENUE. EACH OF THE PARTIES HERETO HEREBY WAIVES ALL RIGHTS TO A TRIAL BY JURY IN THE EVENT OF ANY LITIGATION WITH RESPECT TO ANY MATTER RELATED TO THIS AGREEMENT, AND HEREBY IRREVOCABLY CONSENTS TO THE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN NEW YORK COUNTY, NEW YORK CITY, NEW YORK IN CONNECTION WITH ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT. IN ANY SUCH LITIGATION, EACH OF THE PARTIES HERETO WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS AND AGREES THAT SERVICE THEREOF MAY BE MADE BY CERTIFIED OR REGISTERED MAIL DIRECTED TO SUCH PARTY AT ITS ADDRESS SET FORTH ON THE SIGNATURE PAGE HEREOF. EACH OF THE PARTIES HERETO SHALL APPEAR IN ANSWER TO SUCH SUMMONS, COMPLAINT OR OTHER PROCESS WITHIN THE TIME PRESCRIBED BY LAW, FAILING WHICH SUCH PARTY FAILING TO SO APPEAR SHALL BE DEEMED IN DEFAULT AND JUDGMENT MAY BE ENTERED BY THE OTHER PARTY FOR THE AMOUNT OF THE CLAIM AND OTHER RELIEF REQUESTED THEREIN.

         SECTION 5.16 Execution in Counterparts. This Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

         SECTION 5.17 No Proceedings. Each Provider hereby agrees that it will not institute against the Purchaser or any Lender any proceeding of the type referred to in paragraph (g) of Exhibit V so long as any senior indebtedness issued by the Purchaser or such Lender shall be outstanding or there shall not have elapsed one year plus one day since the last day on which any such senior indebtedness shall have been outstanding.

         SECTION 5.18 Survival of Termination. The provisions of Article IV (and the representations and warranties with respect thereto) (other than Section 4.04) and Sections 5.05, 5.06, 5.10 and 5.17 shall survive any termination of this Agreement.

         SECTION 5.19 Joint and Several Liability; Providers. Each Provider agrees that each reference to "the Providers" in this Agreement shall be deemed to refer to each such

Provider jointly and severally with the other Providers. Each Provider (i) shall be jointly and severally liable for the obligations, duties and covenants of each other such Provider under this Agreement and the acts and omissions of each other such Provider including, without limitation, under Article IV hereof, and
(ii) jointly and severally makes each representation and warranty for itself and each other such Provider under this Agreement; provided, however, that the breach of an obligation, duty, covenant, representation or warranty by one Provider shall not result in an Event of Termination with respect to any other Provider unless such breach constitutes a Group-Wide Event of Termination.

         SECTION 5.20 Accounting Information. Each Provider authorizes the Purchaser and the Lender Group to discuss the financial position of such Provider with its independent public accountant with respect to their audit of the financial statements of such Provider and agrees that none of the Purchaser, the Lender Group or the independent public accountants, shall have any liability to any Provider with respect to any such discussion or communication except for violations by a member of the Lender Group of federal and state securities laws solely with respect to such discussions or communications. The Purchaser and the Lender Group expressly agree to maintain the disclosed information in confidence. Each Provider shall deliver a letter addressed to such accountants authorizing them to comply with the provisions of this subsection, which letter shall be acknowledged to in writing by such accountants. The Purchaser and the Lender Group may rely on the financial statements provided to such Purchaser and Lender Group by each Provider.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                  IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.


PROVIDERS:                          FIVE STAR QUALITY CARE-AZ, LLC
                                    FIVE STAR QUALITY CARE-CA, LLC
                                    FIVE STAR QUALITY CARE-COLORADO, LLC
                                    FIVE STAR QUALITY CARE-CT, LLC
                                    FIVE STAR QUALITY CARE-GA, LLC
                                    FIVE STAR QUALITY CARE-IA, LLC
                                    FIVE STAR QUALITY CARE-KS, LLC
                                    FIVE STAR QUALITY CARE-MI, LLC
                                    FIVE STAR QUALITY CARE-MO, LLC
                                    FIVE STAR QUALITY CARE-NE, LLC
                                    FIVE STAR QUALITY CARE-WI, LLC
                                    FIVE STAR QUALITY CARE-WY, LLC
                                    FIVE STAR QUALITY CARE-CA, INC.
                                    FIVE STAR QUALITY CARE-IA, INC.
                                    FIVE STAR QUALITY CARE-MI, INC.
                                    FIVE STAR QUALITY CARE-NE, INC.

                                    By:  /s/ Bruce J. Mackey, Jr.
                                         Bruce J. Mackey, Jr.
                                         Chief Financial Officer, Treasurer
                                         and Assistant Secretary

                                         Address:    400 Center Street
                                                     Newton, MA 02458

                                         Facsimile Number: 617-796-8385


PURCHASER:                          FSQC FUNDING CO., LLC


                                    By:  /s/ Bruce J. Mackey, Jr.
                                         Bruce J. Mackey, Jr.
                                         Chief Financial Officer, Treasurer
                                         and Assistant Secretary

                                         Address:    400 Center Street
                                                     Newton, MA 02458

                                         Facsimile Number: 617-796-8385

PRIMARY SERVICER:                   FIVE STAR QUALITY CARE, INC.


                                    By:  /s/ Bruce J. Mackey, Jr.
                                         Bruce J. Mackey, Jr.
                                         Chief Financial Officer, Treasurer
                                         and Assistant Secretary

                                         Address:    400 Center Street
                                                     Newton, MA 02458

                                         Facsimile Number: 617-796-8385

                                    EXHIBIT I

                                   DEFINITIONS

         As used in the Agreement (including its Exhibits and Schedules), the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

         "Accounts" means all health-care-insurance receivables, accounts, chattel paper, instruments, general intangibles and goodwill, whether now existing or hereafter arising, including, all Receivables and all payments due from any Governmental Entity based on a cost report settlement or expected settlement, and all proceeds of any of the foregoing.

         "Addition" has the meaning set forth in Section 5.11(a) hereto.

         "Additional Collateral" means all assets of each Provider.

         "Affiliate" means, as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by or is under common control with such Person or is a director or officer of such Person. For the purposes of this definition, "control", when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

         "Agreement" has the meaning set forth in the preliminary statements hereto.

         "Availability" means, the difference between (a) the Borrowing Limit (as defined in the LSA) and (b) Lender Debt (as defined in the LSA).

         "Batch" means, with respect to any Transfer Date, all Receivables, including the Transferred Batch with respect to such Transfer Date, which are purchased, or purported to be purchased, by the Purchaser or contributed, or purported to be contributed, to the capital of the Purchaser.

         "Batch Receivable" means a Receivable that is included in a Transferred Batch, but excludes a Denied Receivable for which the Return Price has been received by the Purchaser.

         "Business Day" means any day on which banks are not authorized or required to close in New York City, New York.

         "Capital Lease" means, as applied to any Person, any lease of any Property (whether real, personal or mixed) by that Person as lessee, the obligations of which are required, in accordance with GAAP, to be capitalized on the balance sheet of that Person.

         "CHAMPUS" means the Civilian Health and Medical Program of the Uniformed Service, a program of medical benefits covering former and active members of the uniformed services and certain of their dependents, financed and administered by the United States Departments of Defense, Health and Human Services and Transportation and established pursuant to 10 USC ss.ss. 1071-1106, and all regulations promulgated thereunder including without limitation (a) all federal statutes (whether set forth in 10 USC ss.ss. 1071-1106 or elsewhere) affecting CHAMPUS; and (b) all rules, regulations (including 32 CFR 199), manuals, orders and administrative, reimbursement and other guidelines of all Governmental Entities (including, without limitation, the Department of Health and Human Services, the Department of Defense, the Department of Transportation, the Assistant Secretary of Defense (Health Affairs), and the Office of CHAMPUS, or any Person or entity succeeding to the functions of any of the foregoing) promulgated pursuant to or in connection with any of the foregoing (whether or not having the force of law) in each case as may be amended, supplemented or otherwise modified from time to time.

         "Change of Control" means (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person will be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 50% or more of the total voting power of the then outstanding common equity of Five Star except as a result of a transaction approved by Five Star's Board of Directors involving the issuance of new Five Star common shares, or 15% or more of the total voting power of the then outstanding equity of any Provider; or (b) individuals (or a substitute elected by the holders of the equity of Five Star or any Provider, as the case may be, and which are reasonably satisfactory to the Purchaser and the Program Manager) who on the Initial Transfer Date constituted the Board of Directors (or the equivalent) of Five Star or any Provider cease for any reason to constitute a majority of the Board of Directors of such Person then in office; or (c) any two of Barry M. Portnoy, Gerard M. Martin, Evrett W. Benton or Bruce J. Mackey (or a substitute elected by the directors or trustees of REIT Management & Research LLC or Five Star, as the case may be, and which is reasonably satisfactory to the Purchaser and the Program Manager) shall cease to serve as an officer, director or trustee of REIT Management & Research LLC or Five Star in a position, in the case of an officer, of equal or greater seniority to the respective offices each holds with REIT Management & Research LLC or Five Star, as the case may be, as of the Closing Date (any event that would be a Change of Control under this clause (c) shall be deemed to relate to Five Star, individually); or (d) the sale, lease, conveyance, transfer, assignment or other disposition in one or more transactions of all or substantially all of the assets of Five Star or any Provider (whether now or hereafter acquired) to any Person or group (as such term is defined in Section 13(d)(3) of the Exchange
Act); or (e) the liquidation or dissolution of (or the adoption of a plan of liquidation by) Five Star or any Group-Wide Providers.

         "Closing Date" means October 24, 2002.

         "CMS" means the Centers for Medicare and Medicaid Services of the United States Department of Health and Human Services.

         "Collateral" has the meaning set forth in Section 4.04(a) hereto.

         "Collateral Agent" means HFG Healthco-4 LLC and its successors and assigns.

         "Collections" means, with respect to any Receivable included in a Batch, all cash collections, wire transfers, electronic funds transfers and other cash proceeds of such Receivable, deposited in or transferred to the Primary Purchaser Account, including, without limitation, all cash proceeds thereof.

         "Consolidated Net Worth" means with respect to any Person and its Subsidiaries determined on a consolidated basis, at any date of determination, total stockholders', owners' or members' equity in accordance with GAAP.

         "Control Agreement" means each Control Agreement, dated as of the date hereof, among the Primary Servicer, the Provider named therein, the Purchaser, the Program Manager, the Collateral Agent and the Local Bank named therein, in substantially the form attached hereto as Exhibit XVI, as such agreement may be amended, modified or supplemented from time to time.

         "Credit and Collection Policy" means those receivables credit and collection policies and practices of the Providers in effect on the date of the Agreement and set forth in Schedule III hereto, as modified from time to time in accordance with the consent of the Purchaser and the Program Manager.

         "Current Assets" means, at any date of determination, the aggregate amount of all assets of Five Star and its Subsidiaries on a consolidated basis that are classified as current assets at such date computed and calculated in accordance with GAAP and excluding the Marriott Assets.

         "Current Liabilities" means, at any date of determination, the aggregate amount of all liabilities of Five Star and its Subsidiaries on a consolidated basis that would be classified as current liabilities at such date computed and calculated in accordance with GAAP and excluding the Marriott Current Liabilities and current portions of long term debt due.

         "Current Ratio" means, at any date of  determination,  the ratio of (i)
the  remainder  of  (x)  Current  Assets  plus   Availability  to  (ii)  Current
Liabilities.

         "Debt" means as to any Person (without duplication): (i) all obligations of such party for borrowed money, (ii) all obligations of such party evidenced by bonds, notes, debentures, or other similar instruments, (iii) all obligations of such party to pay the deferred purchase price of property or services (other than trade payables in the ordinary course of business), (iv) all Capital Leases of such party, (v) all Debt of others directly or indirectly Guaranteed (which term shall not include endorsements in the ordinary course of business) by such party, (vi) all obligations secured by a Lien existing on property owned by such party, whether or not the obligations secured thereby have been assumed by such party or are non-recourse to the credit of such party (but only to the extent of the value of such property), and (vii) all reimbursement obligations of such party (whether contingent or otherwise) in respect of letters of credit, bankers' acceptance and similar instruments.

         "Defaulted Receivable" means a Batch Receivable (i) as to which the Obligor therefor or any other Person obligated thereon has taken any action, or suffered any event to occur, of the type described in paragraph (g) of Exhibit V or (ii) which, consistent with the Credit and

Collection Policy, would be written off the applicable Provider's books as uncollectible; provided, however, that a Batch Receivable as to which the Obligor therefor has suffered a temporary governmental shutdown or delay shall not be a "Defaulted Receivable".

         "Delinquent Receivable" means a Batch Receivable (a) that has not been paid in full on or following the 180th day following the date of original invoicing thereof, or (b) that is a Denied Receivable.

         "Denied Receivable" has the meaning set forth in Section 4.01(a) hereto.

         "Depositary Agreement" means that certain Depositary Account Agreement, dated as of the date hereof, among the Primary Servicer, the Providers, the Purchaser, the Program Manager, the Collateral Agent and the Lockbox Bank, in substantially the form attached hereto as Exhibit XII, as such agreement may be amended, modified or supplemented from time to time in accordance with its terms.

         "Eligibility Criteria" has the meaning specified in the Loan Agreement.

         "Eligible Receivables" means Receivables that satisfy the Eligibility Criteria, as determined by the Program Manager.

         "Employee Benefit Plan" means any employee benefit plan within the meaning of ss. 3(3) of ERISA maintained by the Provider or any ERISA Affiliate, or with respect to which any of them have any liability.

         "EOB" means the explanation of benefit from an Obligor that identifies the services rendered on account of the Batch Receivable specified therein.

         "Equity Net Proceeds" means, with respect to the issuance, sale or other disposition of any stock or other equity interests or any security which under GAAP is recorded as equity, the excess of (i) the aggregate amount received in cash (excluding any cash received by way of deferred payment pursuant to a note receivable, other non-cash consideration or otherwise, prior to the time when such cash is so received) in connection with such issuance, sale or other disposition, over (ii) the sum of (A) the reasonable fees, commissions, discounts and other out-of-pocket expenses including, without limitation, related legal, investment banking and accounting fees and disbursements incurred in connection with such issuance, sale or other disposition, and (B) all income and transfer taxes payable in connection with such issuance, sale or other disposition, whether payable at such time or thereafter.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "ERISA Affiliate" means any entity which is under common control with any Provider within the meaning of ERISA or which is treated as a single employer with any Provider under the Internal Revenue Code of 1986, as amended.

         "Event of Termination" means any of the events specified in Exhibit V hereto.

         "Expected Net Value" means, with respect to any Batch Receivable, the gross unpaid amount of such Receivable on the Transfer Date therefor, times the applicable Net Value Factor.

         "Facility Termination Date" means the earlier of (a) October 24, 2005 (subject to automatic extensions of such date to coincide with extensions under Section 5.07 of the Loan Agreement) and (b) the date of occurrence of a Group-Wide Event of Termination.

         "Final Payment Date" means the first Settlement Date following the Settlement Period in which final collection has been received for all Batch Receivables or such Batch Receivables have become Denied Receivables or Defaulted Receivables.

         "Five Star" has the meaning set forth in the preamble hereto.

         "GAAP" means generally accepted accounting principles in the United States of America, applied on a consistent basis, as set forth in Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants or in statements of the Financial Accounting Standards Board or the rules and regulations of the Securities and Exchange Commission or their respective successors and which are applicable in the circumstances as of the date in question.

         "Governmental Entity" means the United States of America, any state, any political subdivision of a state and any agency or instrumentality of the United States of America or any state or political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government. Payments from Governmental Entities shall be deemed to include payments governed under the Social Security Act (42 U.S.C. ss.ss. 1395 et seq.), including payments under Medicare, Medicaid, and CHAMPUS/Champva, and payments administered or regulated by CMS.

         "Government Depositary Agreement" means each Depositary Account Agreement, dated as of the date hereof, among the Primary Servicer, the Provider named therein, the Purchaser, the Program Manager, the Collateral Agent and the bank named therein, in substantially the form attached hereto as Exhibit XVII, as such agreement may be amended, modified or supplemented from time to time in accordance with its terms.

         "Government  Lockbox(es)"  means each of the  lockboxes  identified  on
Schedule V hereto as a Government Lockbox, established to receive checks and EOB's with respect to Receivables payable by Governmental Entities to the Providers listed on Schedule VIII hereto.

         "Government Lockbox Account(s)" means each of the accounts identified on Schedule V hereto as a Government Lockbox Account in the name of a Provider listed on Schedule VIII hereto and associated with the Government Lockbox established and controlled by such Provider to deposit all cash collections, wire transfers, electronic funds transfers and other cash proceeds of Receivables from the applicable Governmental Entity listed on Schedule VIII, including collections received in the associated Government Lockbox and collections received by wire transfer directly from applicable the Governmental Entity, all as more fully set forth in the Government Depositary Agreement.

         "Group-Wide Event of Termination" means (i) an Event of Termination which relates to the Group-Wide Providers or Five Star, individually, (ii) a Servicer Termination Event or (iii) an Event of Termination arising under any of clause (i), clause (t) or clauses (w) through (aa) of Exhibit V hereto.

         "Group-Wide Providers" means, as of any date of determination, the Providers responsible for the sale or contribution to the Purchaser of more than 25% of the Batch Receivables (whether or not purchased) in the 90 days prior to such date (or, if less than 90 days, the number of days as shall have elapsed from the Closing Date to such date of determination).

         "Guaranty" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay), or (ii) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect the obligee of such Debt or other obligation of the payment thereof or to protect the obligee against loss in respect thereof (in whole or in part), provided that the term Guaranty shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guaranty" used as a verb has a corresponding meaning.

         "Indemnified Amounts" has the meaning set forth in Section 4.02 hereto.

         "Indemnified Party" has the meaning set forth in Section 4.02 hereto.

         "Initial Transfer Date" means the date of the initial purchase and contribution of Receivables hereunder.

         "Insurer" means any Person (other than a Governmental Entity) which in the ordinary course of its business or activities agrees to pay for healthcare goods and services received by individuals, including commercial insurance companies, nonprofit insurance companies (such as Blue Cross, Blue Shield entities), employers or unions which self-insure for employee or member health insurance, prepaid health care organizations, preferred provider organizations and health maintenance organizations. "Insurer" includes insurance companies issuing health, personal injury, workers' compensation or other types of insurance but does not include any individual guarantors.

         "Interest Expense" means, with respect to any Person for any period, the interest expense of such Person during such period as determined in accordance with GAAP.

         "Last Service Date" means, with respect to any Receivable, the date set forth on the related invoice or statement as the most recent date on which services or merchandise were provided by the related Provider to the related patient.

         "Lender" means the Persons party to the Loan Agreement from time to time as lenders.

         "Lender Group" means each Lender, the Program Manager, the Master Servicer, the Collateral Agent and their agents, delegates, designees and assigns identified from time to time.

         "Lien" means any lien, mortgage, security interest, tax lien, pledge, hypothecation, assignment, preference, priority, other charge or encumbrance, or any other type of preferential arrangement of any kind or nature whatsoever by or with any Person (including, without limitation, any conditional sale or title retention agreement), whether arising by contract, operation of law, or otherwise.

         "Loan Agreement" means the Loan and Security Agreement dated as of the date hereof among the Purchaser as borrower, the Lenders, the Program Manager and the Collateral Agent, as such agreement may be modified, supplemented or amended from time to time in accordance with its terms.

         "Local Bank" means each bank at which a Local Purchaser Account is located.

         "Local  Purchaser  Account"  means each of the accounts  identified  on
Schedule V hereto as a Local Purchaser Account established by the Purchaser to deposit all cash collections, wire transfers, electronic funds transfers and other cash proceeds of Receivables from non-Governmental Entities, including collections received in the form of a check and collections received by wire transfer directly from non-Governmental Entities.

         "Lockbox Bank" means Citizens Bank as lockbox bank under the Depositary Agreement.

         "Marriott Current Assets" means, at any date of determination, all current assets computed and calculated in accordance with GAAP that relate to the facilities managed by Marriott on behalf of Five Star (and excluding amounts due from Marriott that relate to payment of prior Months' owner's profit).

         "Marriott Current Liabilities" means, at any date of determination, all current liabilities computed and calculated in accordance with GAAP that relate to the facilities managed by Marriott on behalf of Five Star.

         "Master Servicer" means Healthcare Finance Group, Inc., and any other Person then identified by the Program Manager to the Providers, or the Primary Servicer on behalf of the Providers, as being authorized to administer and service Receivables.

         "Material Adverse Effect" means any event, condition, change or effect that (a) has a materially adverse effect on the business, Properties, capitalization, liabilities, operations, prospects or financial condition of (i) the Providers, taken as a whole, or (ii) Five Star, (b) materially impairs the ability of the Primary Servicer or any Provider to perform its obligations under the Agreement, (c) materially impairs the validity or enforceability of, or materially impairs the rights, remedies or benefits available to the Purchaser under the Agreement, or (d) changes, or could reasonably be expected to change, the characterization and treatment of the sales and contributions of Receivables under the Agreement as something other than a true sale or complete transfer of ownership.

         "Misdirected Payment" means any form of payment in respect of a Batch Receivable made by an Obligor in a manner other than as provided in the Notice sent to such Obligor or other than as provided in Sections 2.01 and 2.02, including, in the case of a check received by a Provider with respect to a payment made by an Obligor that is not a Governmental Entity, the failure to deposit such check in the applicable Local Purchaser Account within one Business Day of receipt of such check.

         "Month" means a calendar month.

         "Monthly Report" has the meaning set forth in Section 1.02 hereto.

         "Multiemployer Plan" means a plan, within the meaning of ss. 3(37) of ERISA, as to which the Primary Servicer, any Provider or any ERISA Affiliate contributed or was required to contribute within the preceding five years.

         "Net Value  Factor"  means,  initially,  the  percentages  set forth on
Schedule VII hereto, as such percentages may be adjusted upwards or downwards in accordance with the Loan Agreement, based on the historical actual final collections received on the Receivables within 180 days of the Last Service Date of such Receivables (without regard to the factors set forth in the definition of "Defaulted Receivable").

         "New Patient  Consent  Form" has the meaning set forth in clause (i) of
Exhibit II hereto.

         "Notice"  means  a  Notice  to  Governmental   Entities  or  Notice  to
non-Governmental Entities, as applicable.

         "Notice to Governmental Entities" means a notice letter on a Provider's corporate letterhead in substantially the form attached hereto as Exhibit VII-A.

         "Notice to non-Governmental Entities" means a notice letter on a Provider's corporate letterhead in substantially the form attached hereto as
Exhibit VII-B.

         "Obligor" means each Person who is responsible for the payment of all or any portion of a Receivable.

         "Parent Guaranty" means that certain Guaranty, dated as of the date hereof, made by Five Star in favor of the Purchaser, in substantially the form attached hereto as Exhibit XIII.

         "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to all or any of its functions under ERISA.

         "Permitted Debt" means, with respect to the Providers, any Debt that is
(i) in connection with this Agreement and the transactions  contemplated hereby,
(ii) purchase money Debt incurred to finance the  acquisition  of equipment,  or
(iii) obligations secured by a Lien existing on property owned by such party, that are non-recourse to the credit of such party (but only to the extent of the value of such property).

         "Person" means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, an Insurer or a Governmental Entity.

         "Pledge Agreements" means the Pledge Agreement, dated as of the date hereof, between Five Star and the Purchaser, in substantially the form attached hereto as Exhibit XIV.

         "Primary Provider Account" means the account set forth on Schedule V hereto in the name of the Providers established and controlled by the Providers to deposit all cash collections, wire transfers, electronic funds transfers and other cash proceeds of Receivables from Governmental Entities, collections received in the Government Lockbox Accounts and collections received by wire transfer directly from Governmental Entities, all as more fully set forth in the Depositary Agreement and the Government Depositary Agreement.

         "Primary Purchaser Account" means the account identified on Schedule V hereto as the Primary Purchaser Account, established by the Purchaser to deposit all cash collections, wire transfers, electronic funds transfers and other cash proceeds of Receivables from non-Governmental Entities, including collections received in the Local Purchaser Accounts and collections received by wire transfer directly from non-Governmental Entities, all as more fully set forth in the Depositary Agreement.

         "Primary Servicer" means any person then appointed as Primary Servicer to perform the Primary Servicer Responsibilities pursuant to Section 1.05(b) hereto, initially being Five Star.

         "Primary Servicer Account" means account #1135638907 of the Primary Servicer at Citizens Bank, ABA #211070175, Exchange Place, 53 State Street Building, Boston, MA 02109, or such other bank account designated by the Primary Servicer by Written Notice to the Master Servicer, the Purchaser and the Program Manager from time to time, as the account for receipt of proceeds on behalf of the Provider.

         "Primary  Servicer  Responsibilities"  has the  meaning  set  forth  in
Section 1.05(b) hereto.

         "Primary Servicing Fee" means, with respect to any Transferred Batch, an amount equal to 0.1% of Collections with respect to the Receivables in all Transferred Batches; provided, however, that if the Primary Servicer is at any time a Person other than Five Star or an Affiliate of Five Star, then "Primary Servicing Fee" means, with respect to any Transferred Batch, an amount equal to the greater of (i) 0.1% of Collections with respect to the Receivables in all Transferred Batches and (ii) the then-current market rate.

         "Program Manager" means (i) collectively, Dresdner Kleinwort Wasserstein LLC and Healthcare Finance Group, Inc., or (ii) any other Person identified by the then Program Manager in writing to the Primary Servicer as being authorized to provide administrative services with respect to the Purchaser and the Purchaser's purchase, funding and collection of healthcare receivables.

         "Property" means property of all kinds, movable, immovable, corporeal, incorporeal, real, personal or mixed, tangible or intangible (including, without limitation, all rights relating thereto), whether owned or acquired on or after the date of this Agreement.

         "Provider" or "Providers" has the meaning set forth in the preamble hereto.

         "Provider Documents" means this Agreement, the Depositary Agreement, the Government Depositary Agreements, the Control Agreements, the Parent Guaranty, the Pledge Agreement, each agreement now existing or hereafter created providing collateral security for the payment or performance of any Provider's obligations described in Section 4.04(a) or any Person's obligations under a Guaranty of such obligations of the Providers, and each other document or instrument now or hereafter executed and delivered to the Purchaser by or on behalf of the Providers pursuant to or in connection herewith or therewith.

         "Provider Account(s)" means, collectively, the Primary Provider Account and the Government Lockbox Accounts set forth on Schedule V hereto in the name of the Providers and associated, in the case of the Government Lockbox Accounts, with the Government Lockboxes established and controlled by the Providers to deposit all cash collections, wire transfers, electronic funds transfers and other cash proceeds of Receivables from Governmental Entities, including collections received in the Government Lockboxes and collections received by wire transfer directly from Governmental Entities, all as more fully set forth in the Depositary Agreement and the Government Depositary Agreements.

         "Purchase Price" means, with respect to Eligible Receivables in each Purchased Batch, an amount equal to 95% of the aggregate Expected Net Value of such Receivables.

         "Purchased Batch" means all Eligible Receivables purchased on any Transfer Date.

         "Purchaser" has the meaning set forth in the preamble hereto.

                  "Purchaser Account(s)" means, collectively, the Primary Purchaser Account and the Local Purchaser Accounts set forth on Schedule V hereto established by the Purchaser to deposit all cash collections, wire transfers, electronic funds transfers and other cash proceeds of Receivables from non-Governmental Entities, including collections received in the form of a check and collections received by wire transfer directly from non-Governmental Entities.

         "Receivable Information" has the meaning set forth in Section 1.02 hereto.

         "Receivables" means all third-party reimbursable portions or third-party directly payable portions of health-care-insurance receivables, all accounts and general intangibles, and all other obligations for the payment of money, in each case, owing (or in the case of Unbilled Receivables, to be owing) to any Provider and arising out of the rendition of medical, surgical, diagnostic or other professional medical services or the sale of medical products by such Provider in the ordinary course of its business, including all rights to reimbursement under any agreements with and payments from Obligors, customers, residents, patients or other Persons, together with, to the maximum extent permitted by law, all accounts and general intangibles related thereto, all rights, remedies, guaranties, security interests and Liens in respect of the foregoing, all books, records and other Property evidencing or related to the foregoing, and all proceeds of any of the foregoing.

         "Removal" has the meaning set forth in Section 5.11 hereto.

         "Required Lenders" has the meaning specified in the Loan Agreement.

         "Return Price" means, with respect to a Denied Receivable, an amount equal to (x) either the Purchase Price or the increase in the capital account of the applicable Provider with respect to the prior contribution thereof, in each case, of such Denied Receivable, minus (y) any cash received from the Obligor in the Primary Purchaser Account with respect to such Denied Receivable, plus (z) accrued and unpaid interest on such amount calculated at the interest rate then in effect under the Loan Agreement on the average outstanding difference between clauses (x) and (y) from and including the Business Day following the Transfer Date of such Denied Receivable to the date the Return Price is received by the Purchaser.

         "Servicer  Termination  Event"  means any of the  events  specified  in
Exhibit IX hereto.

         "Settlement Date" means two Business Days following the date of delivery of the Monthly Report; provided, that, if, following the occurrence of a Group-Wide Event of Termination, the Purchaser shall have selected a period shorter than one month as the Settlement Period, the Settlement Date shall mean the fifth Business Day following the end of each such Settlement Period.

         "Settlement Period" means each Month; provided, that notwithstanding the foregoing, the first Settlement Period shall be the period from and including the Initial Transfer Date through October 24, 2002; and provided, further, that following the occurrence of a Group-Wide Event of Termination, the Purchaser may from time to time, by notice to the Primary Servicer on behalf of the Providers, select a shorter period as the Settlement Period.

         "Subscription Agreement" has the meaning set forth in Section 5.11 hereof.

         "Subsidiary" means, with respect to any Person, any corporation or entity of which at least a majority of the outstanding shares of stock or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors (or Persons performing similar functions) of such corporation or entity (irrespective of whether or not at the time, in the case of a corporation, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person.

         "Total Collections" means, as to each Batch, the sum of all Collections, Return Prices and Indemnified Amounts (but only to the extent that such Indemnified Amounts are received in lieu of Collections) distributed to and received by the Purchaser with respect thereto.

         "Transfer Date" means the Initial Transfer Date and each Business Day thereafter.

         "Transferred Batch" means, with respect to any Transfer Date, all Receivables purported by the Primary Servicer and applicable Provider to constitute Eligible Receivables and which are purchased by the Purchaser or contributed to capital of the Purchaser as of such Transfer Date.

         "Transmission" means, upon establishment of computer interface between the Providers and the Master Servicer in accordance with the specifications established by the Master Servicer, the transmission of Receivable Information through computer interface or e-mail communication to the Master Servicer in a manner satisfactory to the Master Servicer.

         "UCC" means the Uniform Commercial Code as in effect from time to time in the specified jurisdiction.

         "Unbilled Receivable" means a Receivable in respect of which the goods have been shipped, or the services rendered, to the relevant customer or patient, and rights to payment therefor have accrued, but the invoice has not been rendered to the applicable Obligor.

         "Written   Notice"   and  "in   writing"   mean  any  form  of  written
communication or a communication by means of telex, facsimile device, telegraph or cable.

         Other Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9.

                                   EXHIBIT II

                    CONDITIONS OF PURCHASES AND CONTRIBUTIONS

         1. Conditions Precedent on the Initial Transfer Date. The purchase or contribution of the Transferred Batch under the Agreement on the Initial Transfer Date is subject to the conditions precedent that the Purchaser shall have received on or before the Initial Transfer Date the following, each (unless otherwise indicated) dated such date, in form and substance reasonably satisfactory to the Purchaser:

         (a) For each Provider and the Primary Servicer, a certificate issued by the Secretary of State of the state of such entity's (i) organization as to the legal existence and good standing of such entity and (ii) locale of operation, if different from its state of organization, as to the foreign qualification, authorization and good standing of such entity in such locale (all of which certificates shall be dated not more than 20 days prior to the Initial Transfer
Date).

         (b) For each Provider and the Primary Servicer, certified copies of the charter and by-laws of such entity, certified copies of resolutions of the Board of Directors of such entity approving the Agreement, certified copies of all documents filed to register any and all assumed/trade names of such entity, and certified copies of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to the Agreement.

         (c) For each Provider and the Primary Servicer, a certificate of the Secretary or Assistant Secretary of such entity certifying the names and true signatures of the incumbent officers of such entity authorized to sign the Agreement and the other documents to be delivered by it hereunder.

         (d) (i) Certified copies of the consolidated balance sheets of Five Star and its Subsidiaries as at December 31, 2001, and for the prior fiscal year and the related consolidated statements of income and expense, cash flow and retained earnings of Five Star and its Subsidiaries for the fiscal years then ended, each certified in a manner acceptable to the Purchaser by independent public accountants acceptable to the Purchaser and demonstrating that no Material Adverse Effect has occurred; (ii) certified copies of the consolidating balance sheets of Five Star and its Subsidiaries as at December 31, 2001, and for the prior fiscal year and the related consolidating statements of income and expense of Five Star and its Subsidiaries for the fiscal years then ended; and
(iii) unaudited consolidated and consolidating balance sheets of Five Star and its Subsidiaries for the fiscal quarters ended March 31, 2002 and June 30, 2002 and the related consolidated and consolidating statements of income and expense and the related consolidated statements of cash flow of Five Star and its Subsidiaries for the periods then ended.

         (e) Acknowledgment or time stamped receipt copies of proper financing statements (showing each Provider as debtor/seller, the Purchaser as secured party/purchaser and the Collateral Agent as assignee, and stating that the financing statements are being filed because UCC Section 9-109 does not distinguish between a sale and a secured loan for filing purposes) duly filed on or before the Initial Transfer Date under the UCC of all jurisdictions that the Purchaser may deem necessary or desirable in order to perfect the ownership interests contemplated by the Agreement.

         (f) Acknowledgment or time-stamped receipt copies of proper financing statements (showing each Provider as debtor and the Purchaser as secured party and the Collateral Agent as assignee with respect to the grant by such Provider of a first priority security interest to the Purchaser in the Collateral, as contemplated by Section 4.04 of the Agreement) duly filed on or before the Initial Transfer Date under the UCC of all jurisdictions that the Purchaser may deem necessary or desirable in order to perfect such security interest.

         (g) Completed requests for information (UCC search results) dated within 20 days of the Initial Transfer Date, and a schedule thereof listing all effective financing statements filed in the jurisdictions referred to in subsections (e) and (f) above that name each Provider as debtor, together with copies of all other financing statements filed against each Provider (none of which shall cover any Collateral or the Receivables).

         (h) Releases of, and acknowledgment copies of proper termination statements (Form UCC-3), if any, necessary to evidence the release of all security interests, ownership and other rights of any Person previously granted by the Provider in the Receivables or any of the other Collateral and proceeds thereof.

         (i) A memorandum of Schnader Harrison Segal & Lewis LLP, counsel for the Providers, substantially in the form attached hereto as Exhibit XI-A, regarding compliance with patient confidentiality laws, and including a new form of patient consent form to be used by the Providers in each locale (the "New Patient Consent Form"), and as to such other matters as the Lender Group requests.

         (j) A favorable opinion of Schnader Harrison Segal & Lewis LLP, counsel for the Primary Servicer and the Providers, substantially in the form attached hereto as Exhibit XI-B, and as to such other matters as the Lender Group requests.

         (k) A favorable opinion of Schnader Harrison Segal & Lewis LLP, counsel for the Primary Servicer and the Providers, substantially in the form attached hereto as Exhibit XI-C, and as to such other matters as the Lender Group requests.

         (l) Proof of payment of all fees and other amounts due and payable, on or prior to the Initial Transfer Date under this Agreement, the Loan Agreement or otherwise, including the reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid and all reasonable attorneys' fees and disbursements incurred by the Purchaser and the Lender Group.

         (m) A duly executed Depositary Agreement, together with evidence satisfactory to the Purchaser that the Primary Purchaser Account and the Primary Provider Account and the Government Lockbox and the Government Lockbox Account with respect to the applicable Providers listed on Schedule VIII hereto have been established.

         (n) Duly executed Government Depositary Agreements, together with evidence satisfactory to the Purchaser that the Government Lockboxes and the Government Lockbox Accounts with respect to the applicable Providers listed on
Schedule VIII hereto have been established.

         (o)  Duly   executed   Control   Agreements,   together  with  evidence
satisfactory to the Purchaser that the Local Purchaser Accounts have been established.

         (p) Copies of all Notices required pursuant to Article II of the Agreement, together with evidence satisfactory to the Purchaser that such Notices have been or will be delivered to the addressees thereof.

         (q) A copy of each new form of invoice from each Provider showing the applicable Government Lockbox as the remittance address.

         (r) A copy of all of each Provider's existing forms of patient consents which were signed by each patient for which the currently existing Receivables were created, as well as a copy of each New Patient Consent Form to be signed by each patient for which a Receivable will be created on or after the Initial Transfer Date, which consents authorize certain demographic and medical information with respect to such patient to be disclosed by such Provider to its servicing agents and by such servicing agents to any third party obligors thereon, certified by an officer of such Provider, as being true, complete, correct and the only consent forms presently in effect.

         (s) A certificate from the Master Servicer stating that all computer linkups and interfaces necessary or desirable, in the judgment of the Master Servicer, to effectuate the transactions and information transfers contemplated hereunder, are fully operational to the reasonable satisfaction of the Master Servicer.

         (t) A duly executed Parent Guaranty.

         (u) A duly executed Pledge Agreement, the certificates evidencing the equity interests pledged thereunder, together with undated equity interest powers executed in blank.

         2. Conditions Precedent on All Transfer Dates. Each purchase and contribution of a Transferred Batch on a Transfer Date (including the Initial Transfer Date) shall be subject to the further conditions precedent that the Primary Servicer, the Providers and the Purchaser shall have agreed upon the terms of such purchase and also that:

         (a) The Providers shall have delivered to the Purchaser or the Master Servicer, as the case may be, at least one Business Day prior to such Transfer Date, in form and substance satisfactory to the Purchaser or the Master Servicer (as the case may be), to the extent not previously provided, executed Notices to each Obligor responsible for the payment of any of the Batch Receivables to be transferred on such Transfer Date, directing such Obligors to make payment to the addresses and accounts designated in such Notices, as set forth in Article II hereof, together with evidence that such Notices have been delivered to such Obligors.

         (b) On each such Transfer Date the following statements shall be true (and acceptance of the proceeds of such purchase by the Primary Servicer on behalf of the Providers shall be deemed a representation and warranty by each Provider that such statements are then true):

                  (i) the representations and warranties contained in Exhibit III are true and correct in all material respects on and as of the date of such purchase as though made on and as of such date except any representation or warranty that expressly indicates that it is being made as of a specific date, in which case such representation or warranty shall be true and correct on and as of such date, and

                  (ii) no event has occurred and is continuing, or would result from such purchase, that constitutes an Event of Termination or a Group-Wide Event of Termination or that would constitute an Event of Termination or a Group-Wide Event of Termination but for the requirement that notice be given or time elapse or both.

         (c) The Purchaser shall have received a duly executed Subscription Agreement for each Provider that became a Provider after the Initial Transfer Date.

         (d) The Purchaser shall have received such other approvals, opinions or documents as it may reasonably request.

                                   EXHIBIT III

                         REPRESENTATIONS AND WARRANTIES

         Each Provider and the Primary Servicer represents and warrants as follows:

         (a) It is duly incorporated or organized, validly existing and in good standing under the laws of the state of its formation as set forth in the preamble hereto or on Schedule I hereto, and is duly qualified to do business, and is in good standing, in every jurisdiction where the nature of its business requires it to be so qualified, except in any jurisdiction where the failure to be so qualified would not result in a Material Adverse Effect.

         (b) The execution, delivery and performance by it of the Agreement and the other documents to be delivered by it thereunder, (i) are within its powers,
(ii) have been duly authorized by all necessary action,  (iii) do not contravene
(1) its charter, by-laws or operating agreement, (2) any law, rule or regulation applicable to it, (3) any contractual restriction binding on or affecting it or its Property, or (4) any order, writ, judgment, award, injunction or decree binding on or affecting it or its Property, and (iv) do not result in or require the creation of any Lien upon or with respect to any of its Properties, other than the interests created by the Agreement. The Agreement has been duly executed and delivered by it. It has furnished to the Purchaser a true, correct and complete copy of its certificate of incorporation, organization or formation and by-laws or operating agreement, as applicable, including all amendments thereto.

         (c) No authorization or approval or other action by, and no notice to or filing with, any Governmental Entity other than as required by this Agreement is required for the due execution, delivery and performance by it of the Agreement or any other document to be delivered thereunder.

         (d) The Agreement constitutes the legal, valid and binding obligation of it, enforceable against it in accordance with its terms, except as limited by bankruptcy, insolvency, moratorium, fraudulent conveyance or other laws relating to the enforcement of creditors' rights generally and general principles of equity (regardless of whether enforcement is sought at equity or law).

         (e) It has all power and authority, and has all permits, licenses, accreditations, certifications, authorizations, approvals, consents and agreements of all Insurers, Governmental Entities, accreditation agencies and any other Person (including without limitation, accreditation by the appropriate Governmental Entities and industry accreditation agencies and accreditation and certifications as a provider of healthcare services eligible to receive payment and compensation and to participate under Medicare, Medicaid, CHAMPUS/Champva, Blue Cross/Blue Shield and other equivalent programs), necessary or required for it (i) to own the assets (including Receivables) that it now owns, and (ii) to carry on its business as now conducted, except, in each case, where the failure to do so could not reasonably be expected to result in a Material Adverse Effect.


                                      III-1

         (f) It has not been notified by any Insurer, Governmental Entity or instrumentality, accreditation agency or any other Person, during the immediately preceding 24 Month period, that such party has rescinded or not renewed, or is reasonably likely to rescind or not renew, any permit, license, accreditation, certification, authorization, approval, consent or agreement granted to it or to which it is a party except as disclosed in Schedule IV hereto.

         (g) As of the Initial Transfer Date, all conditions precedent set forth in Exhibit II have been fulfilled or waived in writing by the Purchaser, and as of each Transfer Date, the conditions precedent set forth in paragraph 2 of such
Exhibit II have been fulfilled or waived in writing by the Purchaser.

         (h) The consolidated balance sheet of Five Star and its Subsidiaries as at June 30, 2002, and the related consolidated statements of income and expense, and cash flows of Five Star and its Subsidiaries for the fiscal periods then ended, copies of which have been furnished to the Purchaser, fairly present the consolidated financial position of Five Star and its Subsidiaries as at such date and the results of the operations of Five Star and its Subsidiaries for the period ended on such date, all in accordance with GAAP, and since June 30, 2002 there has been no Material Adverse Effect.

         (i) There is no pending or, to its knowledge, threatened action or proceeding or injunction, writ or restraining order affecting it or any of its Subsidiaries before any court, Governmental Entity or arbitrator which could reasonably be expected to result in a Material Adverse Effect, and it or any Subsidiary thereof is not currently the subject of, and has no present intention of commencing, an insolvency proceeding or petition in bankruptcy.

         (j) It is the legal and beneficial owner of each Batch Receivable free and clear of any Lien (other than any Lien on Accounts that is expressly subordinated in writing to the Lien created hereunder in a manner acceptable to the Purchaser, in its sole discretion); upon each purchase or contribution of a Transferred Batch, the Purchaser shall acquire valid ownership of each Batch Receivable therein and in the collections with respect thereto prior to all other Liens thereon. No effective financing statement or other instrument similar in effect covering any Collateral or any Batch Receivable is on file in any recording office, except those filed in favor of the Purchaser, the Collateral Agent or any permitted assignee of the Collateral Agent or a Lender relating to the Agreement, and no competing notice or notice inconsistent with the transactions contemplated in the Agreement remains in effect with respect to any Obligor.

         (k) All Receivable Information, information provided in the application for the program effectuated by the Agreement, and each other document, report and Transmission provided by the Primary Servicer or any Provider to the Lender Group is or shall be accurate in all material respects as of its date and as of the date so furnished, and no such document contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading.


                                      III-2

         (l) The principal place of business and chief executive office of each Provider and the office where such Provider keeps its records concerning the Collateral and the Batch Receivables are located at the respective address referred to on the signature pages of the Agreement and there have been no other such locations for the four immediately prior Months.

         (m) Each transfer of a Transferred Batch will constitute a purchase or other acquisition of notes, drafts, acceptances, open accounts receivable or other obligations representing part or all of the sales price of merchandise, insurance or services within the meaning of Section 3(c)(5) of the Investment Company Act of 1940, as amended.

         (n) The provisions of the Agreement create legal and valid security interests in all of the Collateral owned or held by the Providers in the Purchaser's favor, and when all proper filings and other actions necessary to perfect such Liens have been completed, will constitute a perfected and continuing Lien on all of the Collateral owned or held by the Providers (excluding the Batch Receivables sold or contributed to the Purchaser pursuant to the provisions of the Agreement), having priority over all other liens on such Collateral of the Providers, enforceable against the Providers and all third parties.

         (o) All required Notices have been prepared and delivered to each applicable Governmental Entity and Insurer, and all invoices now bear only the appropriate remittance instructions for payment direction to the applicable Provider (solely in the case of invoices to Obligors that are not Governmental Entities) the applicable Purchaser Account, the applicable Government Lockbox or the applicable Provider Account, as the case may be.

         (p) Except as disclosed on Schedule IV hereto, no Provider has changed its principal place of business or chief executive office in the last five years.

         (q) The exact name of each Provider is as set forth on the signature pages of the Agreement and, except as set forth on such signature page or in a Written Notice pursuant to clause (j)(vii) of Exhibit IV, no Provider has changed its name in the last five years and, except as set forth on Schedule IV or in a Written Notice pursuant to clause (j)(vii) of Exhibit IV, during such period no Provider has used, nor does any Provider now use, any other fictitious, assumed or trade name.

         (r) With respect to itself or any Subsidiary thereof there exists no event which has or is reasonably likely to result in a Material Adverse Effect.

         (s) It is not in violation under any applicable statute, rule, order, decree or regulation of any court, arbitrator or governmental body or agency having jurisdiction over it which could result in a Material Adverse Effect.

         (t) It has filed on a timely basis all tax returns (federal, state and local) required to be filed and has paid, or made adequate provision for payment of, all taxes, assessments and other governmental charges due from it, unless contested in good faith by appropriate proceedings. No tax Lien has been filed and is now effective against it or any of its Properties, except any Lien in respect of taxes and other charges not yet due or contested in good faith by appropriate proceedings.

                                      III-3

To its knowledge, there are no pending investigations of it by any taxing authority or any pending but unassessed tax liability of it. It does not have any obligation under any tax sharing agreement for periods prior to December 31, 2001.

         (u) It is solvent and will not become insolvent after giving effect to the transactions contemplated by the Agreement; it has not incurred debts or liabilities beyond its ability to pay; it will, after giving effect to the transaction contemplated by the Agreement, have an adequate amount of capital to conduct its business in the foreseeable future; the sales and contributions of Receivables hereunder are made in good faith and without intent to hinder, delay or defraud its present or future creditors.

         (v) The Government Lockboxes are the only post office boxes and the Provider Accounts are the only accounts or lockbox accounts maintained by any Provider for Receivables, the Obligors of which are Governmental Entities; the Providers do not maintain any lockboxes and the Purchaser Accounts are the only lockbox accounts maintained for Receivables, the Obligors of which are non-Governmental Entities; and no direction of any Provider is in effect directing Obligors to remit payments on Receivables other than to the applicable Provider, Purchaser Account, Government Lockbox or Provider Account in accordance with Sections 2.01 and 2.02.

         (w) Each pension plan or profit sharing plan to which it is a party has been fully funded in accordance with its obligations as set forth in such plan.

         (x) To its knowledge, there are no pending civil or criminal investigations by any Governmental Entity involving it or its officers or directors and neither it nor any of its officers or directors has been involved in, or the subject of, any civil or criminal investigation by any Governmental Entity, other than facility reviews or license reviews in the ordinary course that have not resulted in any action being taken by the Governmental Entity against it or its officers or directors.

         (y) The primary business of each Provider is the provision of healthcare services, products, merchandise or equipment and the primary business of Five Star is the ownership and operation of senior residences directly or through Subsidiaries.

         (z) The assets of each Provider are free and clear of any liens in favor of the Internal Revenue Service, any Employee Benefit Plan or the PBGC other than inchoate tax liens resulting from an assessment of such Provider.

         (aa) With respect to each Employee Benefit Plan of it, including to its knowledge as to any Multiemployer Plan, such Employee Benefit Plan has complied and been administered in accordance with its terms and in substantial compliance with all applicable provisions of ERISA and the Internal Revenue Code of 1986, as amended; neither it nor any ERISA Affiliate has been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA; and it has no material unpaid and unaccrued liability for any Employee Benefit Plan.

                                      III-4

         (bb) No Batch Receivable constitutes or has constituted an obligation of any Subsidiary thereof, parent or other Person which is its Affiliate.

         (cc)  No  transaction   contemplated   under  this  Agreement  requires
compliance with any bulk sales act or similar law.

         (dd) It has, or has the right to use, valid provider identification numbers and licenses to generate the Receivables.

         (ee) Five Star will prepare year-end financial statements on an annual basis for it and its consolidated Subsidiaries (including the Purchaser) in accordance with GAAP, which will contain footnotes or other information to the effect that: (i) the Purchaser's business consists of both purchased and contributed Receivables from the Providers; and (ii) the Purchaser is a separate Delaware limited liability company with its own separate creditors which, upon liquidation of the Purchaser will be entitled to be satisfied solely out of the Purchaser's assets and the Purchaser will prepare separate financial statements, which statements will treat all transfers of purchased and contributed Receivables pursuant to this Agreement respectively as sales and contributions to the Purchaser's capital, and not as secured loans, and Five Star will classify all purchased and contributed Receivables transferred under this Agreement as assets owned exclusively by the Purchaser for all purposes.

         (ff) It is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation T, U, or X of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any extension of credit under this Agreement will be used to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying margin stock.

         (gg) On and after the Initial Transfer Date, only the New Patient Consent Forms are being obtained by it from each patient and customer who commences to receive services or products from any Provider thereafter.

         (hh) With respect to each Receivable contributed to the capital of the Purchaser in each Batch, the Purchaser shall record in each applicable Provider's own capital account the aggregate Expected Net Value of such Receivables as a capital contribution.

         (ii) Except as set forth on Schedule IV, no Provider has any Debt other than Permitted Debt.

                                      III-5

                                   EXHIBIT IV

                                    COVENANTS

         Until the later of the Facility Termination Date and the Final Payment Date, each Provider and the Primary Servicer agrees as follows:

         (a) Compliance With Laws, etc. It will comply in all material respects with all applicable laws, rules, regulations and orders and preserve and maintain its corporate existence, rights, franchises, qualifications, and privileges.

         (b) Offices, Records and Books of Account. It will keep its principal place of business and chief executive office and the office where it keeps its records concerning the Collateral and the Batch Receivables at the address set forth under its name on the signature pages to the Agreement or, upon 30 days' prior Written Notice to the Purchaser, at any other locations in jurisdictions where all actions reasonably requested by the Purchaser or otherwise necessary to protect, perfect and maintain the Purchaser's security interest in the Collateral have been taken and completed. It shall keep its books and accounts in accordance with GAAP and shall make a notation on its books and records, including any computer files, to indicate which Receivables have been sold or contributed to the Purchaser and the security interest of the Purchaser in the Collateral and its Receivables not sold or contributed to the Purchaser. It shall maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Receivables and related contracts in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for collecting all Batch Receivables (including, without limitation, records adequate to permit the daily identification of each Batch Receivable and all Collections of and adjustments to each existing Batch Receivable) and for providing the Receivable Information.

         (c) Performance and Compliance With Contracts and Credit and Collection Policy. It will, at its expense, timely and fully perform and comply with all material provisions, covenants and other promises required to be observed by it under the contracts and other documents related to the Batch Receivables and its responsibilities under the Agreement, and timely and fully comply in all material respects with the Credit and Collection Policy in regard to each Batch Receivable and the related contract, and it shall maintain, at its expense, in full operation each of the bank accounts and lockboxes required to be maintained under the Agreement. It shall not do anything to impede or interfere, or suffer or permit any other Person to impede or interfere in any material respect, with the collection by the Purchaser, or the Master Servicer or any other Person designated by the Purchaser on behalf of the Purchaser, of the Batch Receivables.

         (d) Notice of Breach of Representations and Warranties. It shall promptly (and in no event later than one Business Day following actual knowledge thereof) inform the Purchaser and the Master Servicer of any breach of covenants or representations and warranties hereunder, including, without limitation, upon discovery of a breach of the Eligibility Criteria set forth in the Loan Agreement.

         (e) Sales, Liens and Debt. It will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Liens upon or with respect to, the Collateral, the Batch Receivables or upon or with respect to any account to which any Collections of any Batch Receivable are sent, or assign any right to receive income in respect thereof except those Liens in favor of the Purchaser, the Collateral Agent or any assignee of the Collateral Agent or any Lender relating to the Agreement. It will not, directly or indirectly (x) at any time pay any amount of principal or prepay, defease, purchase, redeem any Debt, during the continuance of an Event of Termination or
(y) pay any management fees or other similar fees to any Affiliate; provided that nothing in this clause (e) shall prohibit payment of non-cash interest "in-kind" thereunder.

         (f) Extension or Amendment of Batch Receivables. It shall not amend, waive or otherwise permit or agree to any deviation from the terms or conditions of any Batch Receivable except in accordance with the Credit and Collection Policy.

         (g) Change in Credit and Collection Policy. It will not make any material change in the Credit and Collection Policy without the prior written consent of the Program Manager; provided, however, that during the continuance of an Event of Termination, it will not make any change in the Credit and Collection Policy. The Providers will not make any change in the character of their businesses that is reasonably likely to result in a Material Adverse Effect.

         (h) Audits and Visits. It will, at any time and from time to time during regular business hours as requested by the Purchaser, permit the Purchaser, or its agents or representatives (including the Master Servicer), upon reasonable notice, (i) on a confidential basis, to examine and make copies of and abstracts from all books, records and documents (including, without limitation, computer tapes and disks) in its possession or under its control relating to Batch Receivables including, without limitation, the related contracts, and (ii) to visit its offices and properties for the purpose of examining and auditing such materials described in clause (i) above, and to discuss matters relating to Batch Receivables or its performance hereunder or under the contracts with any of its officers or employees having knowledge of such matters. It shall, at any time and from time to time during regular business hours as requested by the Master Servicer, permit the Master Servicer to have at least one agent or representative physically present in its administrative office, upon reasonable notice, to assist it in performing its obligations under the Agreement, including its obligations with respect to the collection of Batch Receivables pursuant to Article I of the Agreement; provided, however, that no notice shall be required upon the occurrence of and during the continuance of an Event of Termination.

         (i) Change in Payment Instructions. It will not terminate the Primary Provider Account, any Government Lockbox, or any Government Lockbox Account, or make any change or replacement in the instructions contained in any invoice, Notice or otherwise, or regarding payments with respect to Receivables to be made to the any Government Lockbox, any Government Lockbox Account, the Primary Provider Account, the Primary Purchaser Account, or any Local Purchaser Account, except upon the prior and express written consent of the Program Manager or the Purchaser.

         (j) Reporting Requirements. It will provide to the Purchaser (in multiple copies, if requested by the Purchaser) the following:

                  (i) as soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of Five Star, consolidated and consolidating balance sheets of Five Star and its Subsidiaries as of the end of such quarter and consolidated and consolidating statements of income and consolidated cash flows and retained earnings of Five Star and its Subsidiaries for the period commencing at the beginning of the current fiscal year and ending with the end of such quarter, certified by the chief financial officer of Five Star and accompanied by a certificate of an authorized officer of the Primary Servicer detailing the Primary Servicer's and each Provider's compliance for such fiscal period with all terms, including calculations demonstrating compliance with the financial covenants, contained in the Agreement, and to the extent any non-compliance exists, a description of the steps being taken by the Primary Servicer or the applicable Provider to address such non- compliance;

                  (ii) as soon as available and in any event within 90 days after the end of each fiscal year of Five Star a copy of consolidating financial statements and the audited consolidated financial statements (together with explanatory notes thereon) and the auditor's report letter for such year for Five Star and its Subsidiaries, containing financial statements for such year audited by Ernst & Young LLP or other independent public accountants of recognized standing acceptable to the Purchaser, certified by the chief financial officer of the Primary Servicer and accompanied by a certificate of an authorized officer of the Primary Servicer detailing the Primary Servicer's and each Provider's compliance for such fiscal period with all terms, including the financial covenants, contained in the Agreement, and to the extent any non-compliance exists, a description of the steps being taken by the Primary Servicer or the applicable Provider to address such non-compliance;

                  (iii) on or before the 25th of each Month, monthly and year-to-date statistical and financial reports and unaudited consolidated profit and loss reports, from the chief financial officer of the Providers;

                  (iv) promptly and in any event within two Business Days after the occurrence of (x) each Event of Termination or event which, with the giving of notice or lapse of time, or both, would constitute an Event of Termination, a statement of the chief financial officer of applicable Provider setting forth details of such Event of Termination or event, and the action that it has taken and proposes to take with respect thereto and (y) each Group-Wide Event of Termination or event which, with the giving of notice or lapse of time, or both, would constitute a Group-Wide Event of Termination, a certificate of the Primary Servicer setting forth the details of such Group-Wide Event of Termination or event, and the action that has been taken and proposes to take with respect thereto;

                  (v) promptly after the sending or filing thereof, if any, copies of all reports and registration statements that any Provider or any Subsidiary thereof files with the Securities and Exchange Commission or any national securities exchange and official statements that any Provider or any Subsidiary thereof files with respect to the issuance of tax-exempt indebtedness and after an Event of Termination or Servicer Termination Event, copies of all reports (if any) that the Provider or any Subsidiary thereof sends to any of its security holders;

                  (vi) promptly after the filing or receiving thereof, copies of all reports and notices that any Provider or any of its Affiliates (it being understood that for purposes of this Section (j)(vi), the term "Affiliates" does not include REIT Management & Research LLC or Senior Housing Properties Trust) files under ERISA with the Internal Revenue Service or the PBGC or the U.S. Department of Labor or that any Provider or any of its Affiliates receives from any of the foregoing or from any Multiemployer Plan to which such Provider or any of its Affiliates is or was, within the preceding five years, a contributing employer, in each case in respect of the assessment of withdrawal liability or an event or condition which could, in the aggregate, result in the imposition of liability on such Provider or any such Affiliate in excess of $100,000;

                  (vii) at least ten Business Days prior to any change in any Provider's name or any implementation of a new trade/assumed name, a Written Notice setting forth the new name or trade name and the proposed effective date thereof and copies of all documents required to be filed in connection therewith;

                  (viii) promptly (and in no event later than one Business Day following actual knowledge or receipt thereof), Written Notice in reasonable detail, of (w) any Lien asserted or claim made against a Batch Receivable, (x) the occurrence of a Service Termination Event or a Group-Wide Event of Termination, or any other event which could result in a material adverse effect on the value of a Batch Receivable or on the interest of the Purchaser in a Batch Receivable, (y) any notice of any investigations or similar audits of any Provider being conducted by any federal, state or county Governmental Entity or its agents or designees or (z) the results of any cost report filed and reviewed by any Governmental Entity or its fiscal intermediary or settled, and any investigation or similar audit being conducted by any federal, state or county Governmental Entity or its agents or designees;

                  (ix) not later than 30 days after the commencement of each fiscal year, a consolidated and consolidating operating plan (together with a statement in reasonable detail of the assumptions on which such plan is based) of Five Star and its Subsidiaries, and which shall, in each case, include budgets for the prospective year in reasonable detail acceptable to the Purchaser and will integrate operating profit and cash flow projections, capital expenditures, and facilities plans;

                  (x) promptly upon receipt thereof, a copy of any management letter or written report submitted to any Provider by independent certified public accountants with respect to the Subsidiaries thereof, business, condition (financial or otherwise), operations, prospects, or Properties of such Provider;

                  (xi) no later than two Business Days after the commencement thereof, Written Notice of all actions, suits, and proceedings before any Governmental Entity or arbitrator affecting any Provider which, if determined adversely to such Provider, could result in a Material Adverse Effect;

                  (xii) promptly after the furnishing thereof, copies of any statement or report furnished by any Provider to any other party pursuant to the terms of any indenture, loan, or credit or similar agreement and not otherwise required to be furnished to the Purchaser pursuant to this Agreement;

                  (xiii) as soon as possible and in any event within five days after becoming aware of the occurrence thereof, Written Notice of any matter that could reasonably be expected to result in a Material Adverse Effect;

                  (xiv) as soon as available, (A) one copy of each financial statement, report, notice or proxy statement sent by Five Star to its stockholders generally, (B) and one copy of each regular, periodic or special report, registration statement, or prospectus filed by Five Star with any securities exchange or the Securities and Exchange Commission or any successor agency or the Bankruptcy Court, and (C) all press releases and other statements made available by Five Star to the public concerning developments in the business of such Provider;

                  (xv) within the sixty (60) day period prior to the end of each fiscal year of each Provider, a report satisfactory in form to the Purchaser, listing all material insurance coverage maintained as of the date of such report by such Provider and all material insurance planned to be maintained by such Provider in the subsequent fiscal year; and

                  (xvi) promptly, and in no event later than three Business Days following the earlier of actual knowledge or receipt of notification from a Governmental Entity, estimates of amounts of Receivables generated which are subject to offset by Governmental Entities;

                  (xvii) at the time of each Monthly Report, internally prepared cost-report settlement estimates with respect to Governmental Entities; and

                  (xviii) such other information respecting the Receivables or the condition or operations, financial or otherwise, of any Provider or any Subsidiary or Affiliate thereof as the Purchaser may from time to time reasonably request.

         (k) Notice of Proceedings; Overpayments. The Primary Servicer shall promptly notify the Master Servicer in the event of any action, suit, proceeding, dispute, set-off, deduction, defense or counterclaim that is or may be asserted by an Obligor with respect to any Batch Receivable. Each Provider shall make any and all payments to the Obligors necessary to prevent the Obligors from offsetting any earlier overpayment to such Provider against any amounts the Obligors owe on any Batch Receivables.

         (l) Officer's Certificate. On the date the financial statements referred to in clause (j) above are to be delivered in each fiscal year after the Initial Transfer Date, the chief financial officer of each Provider shall deliver a certificate to the Purchaser, stating that, as of such date, (i) all representations and warranties set forth in the Agreement are true and correct,
(ii) the conditions precedent set forth in paragraph 2 of Exhibit II have been fulfilled or waived in writing by the Purchaser, and (iii) no Event of Termination or Group-Wide Event of Termination exists and is continuing.

         (m) Further Instruments, Continuation Statements. Each Provider shall, at its expense, promptly execute and deliver all further instruments and documents, and take all further action that the Program Manager or the Purchaser may reasonably request, from time to time, in order to perfect, protect or more fully evidence the full and complete transfer of ownership of the Batch
Receivables and the security interest in the Collateral, or to enable the Purchaser or the Program Manager to exercise or enforce the rights of the Purchaser hereunder or under the Batch Receivables. Without limiting the generality of the foregoing, each Provider will upon the request of the Program Manager execute and file such UCC financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as may be, in the opinion of the Program Manager, necessary or appropriate. Each Provider hereby authorizes the Program Manager or its designees, upon two Business Days' notice, to file one or more financing or continuation statements and amendments thereto and assignments thereof, relative to all or any of the Batch Receivables or the Collateral now existing or hereafter arising without the signature of such Provider where permitted by law. If any Provider fails to perform any of its agreements or obligations under the Agreement, the Program Manager may (but shall not be required to) itself perform, or cause performance of, such agreement or obligation, and the expenses of the Program Manager incurred in connection therewith shall be payable by such Provider.

         (n) Taxes. Each Provider shall pay any and all taxes (excluding the Purchaser's income, gross receipts, franchise, doing business or similar taxes) relating to the transactions contemplated under the Agreement, including but not limited to the sale, transfer and assignment of each Batch Receivable.

         (o) Deviation from Terms of Batch Receivable, etc. No Provider shall, without the prior written consent of the Purchaser:

                  (i) other than in connection with the purchase of a Denied Receivable, compromise, adjust, extend, satisfy, subordinate, rescind, set off, waive, amend, or otherwise modify, or permit or agree to any deviation from, the terms and conditions of any Batch Receivable, or materially or adversely amend, modify or waive any term or condition of any contract related thereto;

                  (ii) (x) amend, modify, supplement or delete in any way or to any extent any provision for uncollectible accounts and free care applicable to any Batch Receivable or (y) amend, modify or supplement in any way or to any extent any financial category or change in any way or to any extent the manner in which any financial category is treated or reflected in the Provider's records;

                  (iii) alter or modify (x) its claims processing system, or (y) its third party billing system, as applicable (except for technical changes of an immaterial nature); or

                  (iv) change, modify or rescind any direction contained in any invoice or previously delivered Notice.

         (p) Purchaser's Ownership of Batch Receivables. It shall not prepare or permit to be prepared any financial statements which shall account for the transactions contemplated hereby in a manner which is, or in any other respect account for the transactions contemplated hereby in a manner which is, inconsistent with the Purchaser's ownership of the Batch Receivables.

         (q) No "Instruments". It shall not take any action which would allow, result in or cause any Transferred Batch or Batch Receivable to be evidenced by an "instrument" within the meaning of the UCC of the applicable jurisdiction.

         (r) Deviation from New Patient Consent Form. No Provider shall, without the prior written consent of the Purchaser, substitute, alter, modify or change in any way the New Patient Consent Form.

         (s) Implementation of New Invoices. Each Provider shall take all reasonable steps to ensure that all invoices rendered or dispatched on or after the Initial Transfer Date contain only the remittance instructions required under Article II of this Agreement.

         (t) Assumed/Trade Name Certificates. On or before December 31, 2002, the Purchaser shall receive copies of all certificates filed by each Provider in each applicable jurisdiction regarding the use of each of the trade or assumed names set forth opposite such Provider's name on Schedule VI attached hereto.

         (u) Notice of Termination or Suspension of Contracts. It shall promptly (and in no event later than one Business Day following actual knowledge thereof) inform the Purchaser and the Master Servicer of any termination or suspension of any of its contracts.

         (v) Incurrence of Debt. It will not incur any Debt other than Permitted Debt.

                                    EXHIBIT V

                              EVENTS OF TERMINATION

         Each of the following shall be an "Event of Termination":

         (a) The Primary Servicer, in its capacity as agent for the Providers and the Purchaser pursuant to Section 1.05(b), shall fail to perform or observe any term, covenant or agreement included in the Primary Servicer Responsibilities (other than a Servicer Termination Event resulting from the events described in paragraph (g) of this Exhibit) and such failure shall remain unremedied for 15 days or the Primary Servicer or any Provider shall fail to make when due any payment or deposit to be made by it under the Agreement.

         (b) A Provider or the Primary Servicer (i) fails to transfer in a timely manner any servicing rights and obligations with respect to the Batch Receivables to any successor designated pursuant to Section 1.05(b) of the Agreement, (ii) fails to make any payment required under the Agreement (unless such payment obligation has been fulfilled in full pursuant to the Purchaser's set- off rights under Section 4.03 of the Agreement) or (iii) sends a "Revocation Order" (as defined in the Depositary Agreement or the Government Depositary Agreement) or makes any change or replacement in the "Standing Revocable Instruction" (as defined in the Depositary Agreement or the Government Depositary Agreement).

         (c) Any representation or warranty (other than those representations and warranties (i) with respect to the purchase of Receivables that are covered by paragraph (f) of this Exhibit and (ii) with respect to Batch Receivables, the Return Price with respect thereto is paid to the Purchaser in the manner set forth in Article IV of this Agreement within two Business Days following demand therefor) made or deemed made by any Provider or the Primary Servicer under or in connection with the Agreement, any Provider's Document or any information or report delivered by any Provider or the Primary Servicer pursuant to the Agreement or any Provider Document shall prove to have been incorrect or untrue in any material respect when made or deemed made or delivered.

         (d) A Provider or the Primary Servicer fails to perform or observe any other term, covenant or agreement contained in the Agreement or in any other Provider Document on its part to be performed or observed and any such failure shall remain unremedied for five Business Days after the earlier of (i) the discovery thereof by such Provider or the Primary Servicer and (ii) written notice thereof shall have been given to such Provider or the Primary Servicer by the Purchaser.

         (e) A Provider shall fail to pay any principal of or premium or interest on any of its Debt when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt; or any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased, or an offer to repay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof.

         (f) Any purchase or contribution of a Transferred Batch pursuant to the Agreement shall for any reason (other than pursuant to the terms hereof) fail or cease to create or fail or cease to be a valid and perfected ownership interest in each Batch Receivable in such Transferred Batch and the Collections with respect thereto free and clear of all Liens (other than Liens referred to in paragraph (e) of Exhibit IV) unless, as to any such Batch Receivable, the Return Price with respect thereto is paid to the Purchaser in the manner set forth in
Article IV of the Agreement within five Business Days following demand therefor.

         (g) A Provider or the Primary Servicer shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against a Provider or the Primary Servicer seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its Property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 30 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its Property) shall occur; or a Provider or the Primary Servicer shall take any action to authorize any of the actions set forth above in this paragraph (g).

         (h) As of any date of determination, a Provider is found to have been overpaid by Governmental Entities by an amount equal to 10% of the Expected Net Value of all Eligible Receivables or more during any period covered by an audit conducted by CMS or any state authority and such overpayment is not repaid within 30 days of its due date or reserved for in a manner reasonably acceptable to the Program Manager.

         (i) There shall have occurred any Material Adverse Effect since June 30, 2002.

         (j) There shall have occurred a Change of Control.

         (k) Judgments or orders for payment of money (other than judgments or orders in respect of which adequate insurance is maintained for the payment thereof) against a Provider in excess of $100,000 in the aggregate remain unpaid, unstayed on appeal, undischarged, unbonded or undismissed for a period of 30 days or more.

         (l) Any governmental authority (including, without limitation, the Internal Revenue Service or the PBGC) files a notice of a Lien against the assets of a Provider other than a Lien (i) that is limited by its terms to assets other than Receivables and (ii) that does not result in a Material Adverse Effect.

         (m) A Provider does not maintain, keep, and preserve all of its Properties necessary or useful in the proper conduct of its business in good repair, working order, and condition (ordinary wear and tear excepted) and make all reasonably necessary repairs, renewals, replacements, betterments, and improvements thereof.

         (n) A Provider does not pay or discharge at or before maturity or before becoming delinquent (i) all taxes, levies, assessments, and governmental charges imposed on it or its income or profits or any of its Property, and (ii) all lawful claims for labor, material, and supplies, which, if unpaid, might become a Lien upon any of its Property.

         (o) A Provider does not keep insured by financially sound and reputable insurers all Property of a character usually insured by corporations engaged in the same or similar business similarly situated against loss or damage of the kinds and in the amounts customarily insured against by such corporations and carry such other insurance as is usually carried by such corporations. Each policy referred to in this clause (o) shall provide that it will not be canceled, amended, or reduced except after not less than thirty (30) days' prior written notice to the Purchaser and the Collateral Agent and shall also provide that the interests of the Purchaser shall not be invalidated by any act or negligence of the applicable Provider. A Provider does not advise the Purchaser promptly of any policy cancellation, reduction, or amendment. Any insurance policy for property, casualty, liability and business interruption coverage for a Provider does not name the Collateral Agent as assignee of the Purchaser as loss payee (as the Purchaser's interests may appear) or an additional insured, as appropriate.

         (p) A Provider or the Primary Servicer does not maintain proper books of record and account in which full, true and correct entries in conformity with GAAP are made of all dealings and transactions in relation to its business and activities.

         (q) A Provider or the Primary Servicer does not comply in all material respects with (i) any document directly relating to the responsibilities of such Provider or the Primary Servicer, respectively, under the Agreement or (ii) any agreement, contract, or instrument that results in a Material Adverse Effect.

         (r) A Provider does not comply with all minimum funding requirements and all other material requirements of ERISA, if applicable, so as not to give rise to any material liability thereunder.

         (s) A Provider engages in any line or lines of business activity other than the businesses in which it is engaged on the date hereof.

         (t) An "Event of Default" (as defined in the Loan Agreement) shall occur under the Loan Agreement.

         (u) Any provision of this Agreement shall for any reason cease to be valid and binding on the Primary Servicer or any Provider, or the Primary Servicer or any Provider shall so state in writing.

         (v) A Change of Control shall occur.

         (w) The Current Ratio, calculated at the end of any fiscal quarter of the Providers, is less than 1.05:1.00.

         (x) The Consolidated Net Worth of Five Star and its Subsidiaries calculated at the end of any fiscal quarter of the Providers, is less than an amount equal to the sum of (i) $37,500,000 plus (ii) 100% of Equity Net Proceeds.

                                   EXHIBIT VI

                             RECEIVABLE INFORMATION

         The following information shall, as appropriate, be provided by each Provider to the Master Servicer with respect to each Batch Receivable, together with such other information and in such form as may reasonably be requested from time to time by the Master Servicer and as, in accordance with applicable law, may be disclosed or released to the Master Servicer (the "Receivable Information"):

                  (i) customer/patient demographic information;

                  (ii)  insured  party  demographic  and  other   policy-related
         information;

                  (iii) such Provider's services and products classification information (i.e., D.R.G. and other like information established by such Provider from time to time to classify services rendered or goods sold at or by such Provider's institutions);

                  (iv) Obligor required information (i.e., information provided in the ordinary course of business to any specified Obligor or any other information required to be provided to an Obligor pursuant to any agreement, contract or other arrangement with such Obligor); and

                  (v) billing information (i.e., all information provided by such Provider on invoices to Obligors and any other information required to be provided pursuant to the Credit and Collection Policy and, to the extent the Transmission will not be via computer interface, including a copy of the admitting face sheet, CMS Form and a detailed copy of the bill).

                                  EXHIBIT VII-A

                     FORM OF NOTICE TO GOVERNMENTAL ENTITIES

                          [Letterhead of the Provider]
                                                                       [Date]
[Name and Address
of Governmental Entity]

                  Re:      Change of Account and Address

To Whom it May Concern:

         Please be advised that we have opened a new bank account at [Lockbox Bank]1 and a post-office box with respect to such bank account. Accordingly, until further notice, we hereby request that:

                  (1) All wire transfers be made directly into our account at:

                           [Lockbox Bank]
                           ___________________
                           ___________________
                           Account #_______________
                           ABA #__________________
                           Confirm Phone Number:  _______________
                           Attention:  ___________________

                  (2) All Explanations of Benefits, remittance advices and other forms of payment, including checks, be made to our post office box located at:

                           ___________________
                           ___________________
                           ___________________

                           Reference:  Account #____________

                  Thank you for your cooperation in this matter.

                                            [NAME OF PROVIDER]

                                            By:____________________
                                                  [Authorized Officer]
--------
1                 In the case of WI it will not be the Lockbox Bank.


                                     VII-A-1

                                  EXHIBIT VII-B

                   FORM OF NOTICE TO NON-GOVERNMENTAL ENTITIES

                          [Letterhead of the Provider]
                                                                        [Date]

[Name and Address
of Obligor]

                  Re:      Change of Account and Address

To Whom it May Concern:

                  Please be advised that we are selling and contributing to FSQC Funding Co., LLC (the "Purchaser"), an affiliated company, all of our existing and future receivables payable by you to us; and the Purchaser is assigning the aforementioned existing and future arising receivables as collateral to ____________, for the benefit of the Purchaser's lenders . Accordingly, you are hereby directed to make:

                  (1) All wire transfers directly to the following account:

                           __________________
                           __________________
                           ___________________
                           Account #_______________
                           ABA #__________________
                           Confirm Phone Number:  _______________
                           Attention:  ___________________


                   (2) All Explanation of Benefits, remittance advices and other forms of payment, including checks, to the following address:

                           __________________
                           __________________
                           Reference:  _________________

                  The foregoing directions shall apply to all existing receivables payable to us and (until further written notice) to all receivables arising in the future and may not be revoked except by a writing executed by the Purchaser.

                                     VII-B-1

                  Please acknowledge your receipt of this notice by signing the enclosed copy of this letter and returning it in the enclosed envelope.

                  Thank you for your cooperation in this matter.

                                    [NAME OF PROVIDER]


                                    By:_______________________________
                                             [Authorized Officer]


FSQC FUNDING CO., LLC


By:____________________
   [Authorized Officer]

Receipt Acknowledged:
  [Name of Obligor]


By:  ____________________
         Title:


                                     VII-B-2

                                  EXHIBIT VIII

                        PRIMARY SERVICER RESPONSIBILITIES

         Each Provider shall be responsible for the following administration and servicing obligations (the "Primary Servicer Responsibilities") which shall be performed by the Primary Servicer on behalf of the Providers until such time as a successor servicer shall be designated and shall accept appointment pursuant to Section 1.05(b) of the Agreement:

         (a) Servicing Standards and Activities. The Primary Servicer agrees to administer and service the Batch Receivables sold or contributed by the Providers in each Transferred Batch (i) to the extent consistent with the standards set forth in clauses (b)(i) through (iv) below, with the same care that it exercises in administering and servicing similar receivables for its own account, (ii) within the parameters of services set forth in paragraph (b) of this Exhibit VIII, as such parameters may be modified by mutual written agreement of the Purchaser and the Primary Servicer, (iii) in compliance at all times with applicable law and with the agreements, covenants, objectives, policies and procedures set forth in the Agreement, and (iv) in accordance with industry standards for servicing healthcare receivables unless such standards conflict with the procedures set forth in paragraph (b) of this Exhibit VIII in which case the provisions of paragraph (b) shall control. The Primary Servicer shall establish and maintain electronic data processing services for monitoring, administering and collecting the Batch Receivables in accordance with the foregoing standards and shall, within three Business Days of the deposit of any checks, other forms of cash deposits, EOB's or other written matter into a Government Lockbox, post such information to its electronic data processing services.

         (b)   Parameters   of   Primary   Servicing.   The   Primary   Servicer
Responsibilities shall be performed within the following parameters:

                  (i) Subject to the review and authority of the Purchaser and except as otherwise provided herein, the Primary Servicer shall have full power and authority to take all actions that it may deem necessary or desirable, consistent in all material respects with its existing policies and procedures with respect to the administration and servicing of accounts receivable, in connection with the administration and servicing of Batch Receivables. Without limiting the generality of the foregoing, the Primary Servicer shall, in the performance of its servicing obligations hereunder, act in accordance with all legal requirements and subject to the terms and conditions of the Agreement. The Primary Servicer agrees that the Primary Servicing Fee has been calculated to cover all costs and expenses incurred in the performance of its servicing obligations hereunder and no other reimbursement of costs and expenses shall be payable to the Primary Servicer.

                  (ii) The Primary Servicer shall not be entitled to sue to enforce or collect any Batch Receivable without the prior written consent of the Purchaser unless the Primary Servicer shall have purchased such Batch Receivable in accordance with the Agreement.


                                     VIII-1

                  (iii) The Primary Servicer shall not change in any material respect its existing policies and procedures with respect to the administration and servicing of accounts receivable (including, without limitation, the amount and timing of write-offs) without the prior written consent of the Purchaser.

                  (iv) The Primary Servicer will be responsible for monitoring and collecting the Batch Receivables, including, without limitation, contacting Obligors that have not made payment on their respective Batch Receivables within the customary time period for such Obligor, and resubmitting any claim rejected by an Obligor due to incomplete information.

                  (v) If the Primary Servicer determines that a payment with respect to a Batch Receivable has been received directly by a patient or any other Person, the Primary Servicer shall promptly advise the Purchaser, and the Purchaser shall be entitled to presume that the reason such payment was made to such patient or other Person was because of a breach of representation or warranty in the Agreement with respect to such Batch Receivable (such as, by way of example, the forms related to such Batch Receivable not being properly completed so as to provide for direct payment by the Obligor to the Primary Servicer), unless the Primary Servicer shall demonstrate that such is not the case. In the case of any such Batch Receivable which is determined not to be a Denied Receivable, the Primary Servicer shall promptly demand that such patient or other Person remit and return such funds. If such funds are not promptly received by the relevant Provider, the Primary Servicer shall take all reasonable steps to obtain such funds.

                  (vi) Notwithstanding anything to the contrary contained herein, the Primary Servicer may not amend, waive or otherwise permit or agree to any deviation from the terms or conditions of any Batch Receivable in any material respect without the prior consent of the Purchaser.

         (c) The Loan Agreement. The Primary Servicer shall be responsible, with the Purchaser, for the determination and application of the Eligibility Criteria and the delivery and certification of information relating to the Receivables required to be delivered under the Loan Agreement.

         (d) Aged Term Servicing. The parties hereby agree that at such time as any Batch Receivable is unpaid for more than 120 days after the Last Service Date, the Primary Servicer shall, upon the request of the Purchaser, turn over all of its Primary Servicer Responsibilities under this Agreement with respect to such Batch Receivable to a successor servicer selected by the Purchaser, and such servicer shall thereafter service such Batch Receivable.

         (e) Termination of Primary Servicer Responsibilities; Cooperation. Upon the termination of the performance of the Primary Servicer Responsibilities by the Primary Servicer in accordance with Section 1.05(b) of the Agreement, the Primary Servicer shall immediately transfer to a successor servicer designated by the Purchaser all records, computer access and other information as shall be necessary or desirable, in the reasonable judgment of such successor servicer,

                                     VIII-2
to perform such responsibilities. The Primary Servicer shall otherwise cooperate fully with such successor servicer.

         (f) Primary Servicing Fee. Upon the transfer of servicing with respect to any Receivable pursuant to this Agreement, the Primary Servicer shall no longer be paid the Primary Servicing Fee relating to such Receivables, and such Primary Servicing Fee will be paid to the successor Person performing the Primary Servicer Responsibilities with respect thereto.


                                     VIII-3

                                   EXHIBIT IX

                           SERVICER TERMINATION EVENTS

         Each of the following shall be a "Servicer Termination Event":

         (a) An event has occurred and is continuing that constitutes an Event of Termination with respect to the Primary Servicer or that would constitute an Event of Termination with respect to the Primary Servicer but for the requirement that notice be given or time elapse or both.

         (b) The Primary Servicer is not performing, or becomes unable (in the commercially reasonable determination of the Purchaser) to perform, fully the Primary Servicer Responsibilities set forth in Exhibit VIII hereof or the Purchaser, in its sole judgment, which judgment shall be commercially reasonable, is not satisfied with the performance by any Provider, or the
Primary Servicer on behalf of the Providers, of the Primary Servicer Responsibilities.

         (c) The Primary Servicer is unable to maintain the Transmission interface described in Exhibit X to the reasonable satisfaction of the Master Servicer, or the electronic information servicing capabilities of the Primary Servicer are not functioning for a period of more than three consecutive Business Days.

         (d) The Primary Servicer has sent multiple Transmissions to the Master Servicer in a manner that is not in compliance with the specifications set forth in Exhibit X hereof.

         (e) As of any date after the Initial Transfer Date, more than 8% of all outstanding Batch Receivables (excluding Denied Receivables) are aged more than 120 days but less than 180 days from the respective Last Service Dates of such Batch Receivables.

                                    EXHIBIT X

           INTERFACE BETWEEN MASTER SERVICER AND THE PRIMARY SERVICER

         1. The Master Servicer will convey appropriate data requirements and instructions to the Primary Servicer to establish a computer interface between the Primary Servicer's systems and the Master Servicer's receivables monitoring system. The interface will permit the Master Servicer to receive electronically the Primary Servicer's accounts receivable data, including the Receivable Information, billing data and collection and other transaction data relating to the Receivables.

         2. The Primary Servicer shall give the Master Servicer and the Purchaser at least ten Business Days' notice of any coding changes or electronic data processing system modifications made by the Primary Servicer which could affect the Master Servicer's processing or interpretation of data received through the interface.

         3. The Master Servicer shall have no responsibility to return to the Primary Servicer any information which the Master Servicer receives pursuant to the computer interface.

         4. The Primary Servicer will prepare weekly accounts receivable data files of all transaction types for all of the Primary Servicer's sites that are included in the program. The weekly cutoff will occur at a predetermined time each week, and the weekly cutoff date for all of the sites must occur at exactly the same time. The cutoff date that will be selected will be at the end of business for a specific day of the week, or in other words, at the end of the Primary Servicer's transaction posting process for that day. The Primary Servicer will temporarily maintain a copy of the accounts data files in the event that the data is degraded or corrupted during transmission, and needs to be re-transmitted.

         5. The Master Servicer will be responsible for the management of the hardware, communications and software used in the program.

         6. The Master Servicer's data center will receive the Receivable files, and immediately confirm that the files have been passed without degradation or corruption of data by balancing the detailed items to the control totals that accompany the files. Any problems in this process will be immediately reported to the Primary Servicer so that the Receivable file can be re-transmitted, if necessary.

         7. Once the receipt of the Receivable data has been confirmed, the Master Servicer will perform certain tests and edits to ensure that each Receivable meets the specified eligibility criteria for purchase by the Purchaser. Compliance with concentration limits will be verified and the Master Servicer will notify the Program Manager to initiate a Receivable purchase using the Receivable file received. Upon the successful completion of a purchase, the Master Servicer will generate a one-line trial balance (listing all purchased accounts) confirming the Receivables that have been purchased. A copy of the trial balance will be forwarded to the Providers, to the Primary Servicer, to the Purchaser, and to the Program Manager to confirm the purchase.

         8. The Primary Servicer's sites will continue to post daily transactions to their respective Receivable files. The Primary Servicer's Receivable files for each of the eligible sites will include all transactions posted through that day. The
                  Primary Servicer will create a transaction report and a Receivable file for each of the eligible sites. The transaction report will contain all transactions posted to the respective site Receivable file for the specified period (and will indicate the respective site and the number of items and total dollars on each transaction report for control purposes). The Receivable file will contain balances that reflect the transactions posted on the Primary Servicer's systems through the end of business of the specified period.

         9. The Primary Servicer will transmit the billing, transaction, and the most current Receivable data files to the Master Servicer's data center according to the established schedule. The Providers and the Primary Servicer should, again, maintain the backup of each of these files in the event that a re-transmission is necessary.

         10. The Master Servicer's data center will confirm that the files have been received intact, and will immediately communicate any problems to the Primary Servicer in order to initiate a re-transmission. The Master Servicer will then post the transaction files to the accounts receivable for the previously purchased accounts that the Master Servicer is maintaining, and consequently update the affected balances. Upon completion of the posting process, the Master Servicer will generate summary reports of the posting process that the Program Manager will use to complete various funding activities. The Master Servicer summary reports will reference the Primary Servicer's transaction codes and activity to codes that are common to the funding program.

         11. The Master Servicer will then compare the updated accounts balances on the Master Servicer's system to the corresponding account balances reflected on the Receivable file. The Master Servicer expects that the balances for the funded Receivables will be congruent, and any discrepancies will be immediately examined and resolved through the cooperative effort of the Master Servicer and the Primary Servicer. The Master Servicer shall produce discrepancy reports (e.g., "Funding Only" or "Out of Balance" reports) and the Primary Servicer shall respond promptly to such reports.

         12. Once the reconciliation process has been completed and any discrepancies between the Master Servicer and the Primary Servicer's Receivable files resolved through the discrepancy report process described in paragraph 11 above, the Master Servicer will then process the Receivable file and advise the Purchaser that it may purchase any new Receivable that is eligible. The Master Servicer will then proceed through exactly the same process described in paragraph 6 above.

                                   SCHEDULE I

                                    PROVIDERS


Five Star Quality Care-AZ, LLC
Five Star Quality Care-CA, LLC
Five Star Quality Care-Colorado, LLC
Five Star Quality Care-CT, LLC
Five Star Quality Care-GA, LLC
Five Star Quality Care-IA, LLC
Five Star Quality Care-KS, LLC
Five Star Quality Care-MI, LLC
Five Star Quality Care-MO, LLC
Five Star Quality Care-NE, LLC
Five Star Quality Care-WI, LLC
Five Star Quality Care-WY, LLC
Five Star Quality Care-CA, Inc.
Five Star Quality Care-IA, Inc.
Five Star Quality Care-MI, Inc.
Five Star Quality Care-NE, Inc.

                                   SCHEDULE II

                              ADDRESSES FOR NOTICE

If to the Program Manager:

                               Dresdner Kleinwort Wasserstein LLC
                               75 Wall Street, 32nd Floor
                               New York, New York  10005
                               Attention: Stephen Kovach
                               Tel:    (212) 895-1774
                               Fax:    (212) 895-1766

                               and

                               Healthcare Finance Group, Inc.
                               110 Wall Street, 2nd Floor
                               New York, New York 10005
                               Attention:  David Hyams, Chief Credit Officer
                               Tel: (212) 785-9212
                               Fax: (212) 785-9211


If to the Master Servicer:

                               Healthcare Finance Group, Inc.
                               110 Wall Street, 2nd Floor
                               New York, New York 10005
                               Attention:  David Hyams, Chief Credit Officer
                               Tel: (212) 785-9212
                               Fax: (212) 785-9211

                         OMITTED EXHIBITS AND SCHEDULES

The following Exhibits and Schedules to the Receivables Purchase and Transfer Agreement have been omitted:

Exhibit Number                 Exhibit Title
--------------                 -------------

XI-A Memorandum of Providers' Counsel with respect to the Patient Consent Forms

XI-B Form of Opinion of Providers' and Purchaser's Counsel with Respect to Certain Corporate Matters

XI-C Form of Opinion of Providers' and Purchaser's Counsel with Respect to Certain Bankruptcy Matters

XII                            Form of Depository Agreement

XIII                           Form of Parent Guaranty

XIV                            Form of Pledge Agreement

XV                             Form of Subscription Agreement


Schedule Number                Schedule Title
---------------                --------------

Schedule III                   Credit and Collection Policy

Schedule IV                    Disclosures

Schedule V                     Lockbox Information

Schedule VI                    Tradenames

Schedule VII                   Net Value Factors

Schedule VIII                  Providers with Facilities in Certain States


The Registrant agrees to furnish supplementally a copy of the foregoing omitted exhibits and schedules to the Securities and Exchange Commission upon request.